                                                                  EXHIBIT (c)(1)

                         AGREEMENT AND PLAN OF MERGER


                                 by and among


                         AMERICAN INDUSTRIAL PARTNERS
                           ACQUISITION COMPANY, LLC


                           BUCYRUS ACQUISITION CORP.


                                      and


                          BUCYRUS INTERNATIONAL, INC.


                                  dated as of


                                August 21, 1997

                               TABLE OF CONTENTS
                               -----------------

                                                        Page
                                                        ----


                                   ARTICLE I
                             THE OFFER AND MERGER

Section 1.1  The Offer...................................  2
Section 1.2  Company Actions.............................  5
Section 1.3  Directors...................................  7
Section 1.4  The Merger..................................  9
Section 1.5  Effective Time..............................  9
Section 1.6  Closing.....................................  9
Section 1.7  Directors and Officers of the
               Surviving Corporation.                      9
Section 1.8  Effect of the Merger........................ 10
Section 1.9  Subsequent Actions.......................... 10
Section 1.10 Certificate of Incorporation; By-Laws....... 10
Section 1.11 Stockholders' Meeting....................... 11
Section 1.12 Merger Without Meeting of Stockholders...... 12

                                  ARTICLE II
                           CONVERSION OF SECURITIES

Section 2.1  Conversion of Securities.................... 12
Section 2.2  Dissenting Shares........................... 13
Section 2.3  Surrender of Shares; Stock Transfer Books... 14
Section 2.4  Stock Plans................................. 16


                                  ARTICLE III
                              REPRESENTATIONS AND
                           WARRANTIES OF THE COMPANY

Section 3.1  Organization................................ 16
Section 3.2  Capitalization.............................. 17
Section 3.3  Authorization; Validity of Agreement;
               Company Action............................ 20
Section 3.4  Consents and Approvals; No Violations....... 20
Section 3.5  SEC Reports and Financial Statements........ 21
Section 3.6  Absence of Certain Changes.................. 22
Section 3.7  No Undisclosed Liabilities.................. 23
Section 3.8  Litigation.................................. 23
Section 3.9  Employee Benefits; ERISA.................... 23
Section 3.10 Taxes....................................... 29


Section 3.11 Contracts................................... 32
Section 3.12 Real Property............................... 33
Section 3.14 Labor Matters............................... 36
Section 3.15 Compliance with Laws........................ 38
Section 3.16 Environmental Matters....................... 38
Section 3.17 Product Liability........................... 40
Section 3.18 Information in Disclosure Documents......... 40
Section 3.19 Information in Proxy Statement.............. 41
Section 3.20 Potential Conflict of Interest.............. 41
Section 3.21 Opinion of Financial Advisor................ 42
Section 3.22 Insurance................................... 42
Section 3.23 Suppliers and Customers..................... 42
Section 3.24 Accounts Receivable; Inventory.............. 43
Section 3.25 Title and Condition of Properties........... 43
Section 3.26 Marion Acquisition.......................... 44
Section 3.27 Full Disclosure............................. 44

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                          OF PARENT AND THE PURCHASER

Section 4.1  Organization................................ 45
Section 4.2  Authorization; Validity of Agreement;
               Necessary Action.......................... 45
Section 4.3  Consents and Approvals; No Violations....... 45
Section 4.4  Information in Proxy Statement.............. 46
Section 4.5  Financing................................... 46

                                   ARTICLE V
                    CONDUCT OF BUSINESS PENDING THE MERGER

Section 5.1  Acquisition Proposals....................... 47
Section 5.2  Interim Operations of the Company........... 48
Section 5.3  No Solicitation............................. 52

                                  ARTICLE VI

                 ADDITIONAL AGREEMENTS................... 54
Section 6.1  Proxy Statement............................. 54
Section 6.2  Meeting of Stockholders of the Company...... 54
Section 6.3  Additional Agreements....................... 54
Section 6.4  Notification of Certain Matters............. 55
Section 6.5  Access; Confidentiality..................... 55
Section 6.6  Consents and Approvals...................... 56
Section 6.7  Company's Brokers or Finders................ 57


Section 6.8  Purchaser's Brokers or Finders.............. 57
Section 6.9  Publicity................................... 57
Section 6.10 Directors' and Officers' Insurance
               and Indemnification....................... 58
Section 6.11 Purchaser Compliance........................ 60
Section 6.12 Reasonable Best Efforts..................... 60
Section 6.13 Rights Plan................................. 61

                                  ARTICLE VII
                                  CONDITIONS

Section 7.1  Conditions to Each Party's Obligation to
               Effect the Merger......................... 62

                                  ARTICLE VIII
                                  TERMINATION

Section 8.1  Termination................................. 63
Section 8.2  Effect of Termination....................... 65

                                  ARTICLE IX
                                 MISCELLANEOUS

Section 9.1  Amendment and Modification.................. 66
Section 9.2  Non-survival of Representations
               and Warranties............................ 66
Section 9.3  Expenses.................................... 66
Section 9.4  Notices..................................... 66
Section 9.5  Interpretation.............................. 67
Section 9.6  Counterparts................................ 68
Section 9.7  Entire Agreement; No Third Party
               Beneficiaries............................. 68
Section 9.8  Severability................................ 68
Section 9.9  Governing Law............................... 68
Section 9.10 Assignment.................................. 68

                            Index of Defined Terms
                            ----------------------


Defined Term                               Section No.
------------                               -----------

Appointment Date..........................         5.2
Average Premium...........................      6.9(b)
Board of Directors........................    Recitals
Certificates..............................      2.3(b)
Closing...................................         1.6
Closing Date..............................         1.6
Commitment Letters........................         4.5
Common Stock..............................      3.2(a)
Company...................................    Recitals
Company Agreements........................         3.4
Company Balance Sheet.....................        3.24
Company Disclosure Schedule...............      3.1(a)
Company Material Adverse Effect...........      3.1(a)
Company SEC Documents.....................         3.5
Computer Software.........................     3.13(a)
Confidentiality Agreement.................      5.3(b)
D&O Insurance.............................      6.9(b)
Debt Financing............................         4.5
Disclosure Documents......................        3.18
Dissenting Shares.........................      2.2(a)
Effective Time............................         1.5
Encumbrances..............................      3.2(b)
Environmental Claim.......................     3.16(c)
Environmental Laws........................     3.16(a)
Equity Commitments........................         4.5
ERISA Affiliate...........................      3.9(a)
ERISA Plans...............................      3.9(a)
Exchange Act..............................      1.1(a)
Exchange Agent............................      2.3(a)
Financial Statements......................         3.5
Foreign Plans.............................      3.9(a)
GAAP......................................         3.5
Governmental Entity.......................         3.4
HSR Act...................................         3.4
Indebtedness..............................      3.2(c)
Indemnified Party.........................      6.9(a)
Independent Directors.....................      1.3(c)
Intellectual Property.....................     3.13(d)
JNL Option................................    Recitals
Major Stockholders........................    Recitals
Marion Acquisition........................        3.26
Marion Agreement..........................        3.26

Marion Parent.............................        3.26
Marion Sellers............................        3.26
Materials of Environmental Concern........     3.16(a)
Merger....................................         1.4
Merger Consideration......................      2.1(a)
Minimum Condition.........................      1.1(a)
Notes.....................................         4.5
Offer.....................................    Recitals
Offer Documents...........................      1.1(b)
Offer Price...............................    Recitals
Offer to Purchase.........................      1.1(a)
Options...................................      2.4(a)
Parent....................................    Recitals
PBGC......................................      3.9(c)
Person....................................         9.5
Plans.....................................      3.9(a)
Proxy Statement........................... 1.11(a)(ii)
Purchaser.................................    Recitals
Real Property.............................        3.12
SARs......................................      2.4(a)
Schedule 14D-9............................      1.2(b)
Schedule 14D-l............................      1.1(b)
SEC.......................................      1.1(b)
Secured Notes.............................     6.12(d)
Secured Notes Indenture...................     6.12(d)
Secured Notes Indenture Trustee...........     6.12(d)
Securities Act............................         3.5
Shares....................................    Recitals
SPD.......................................  3.9(b)(iv)
Special Meeting...........................  1.11(a)(i)
Stock Plans...............................      2.4(a)
Stockholder Agreement.....................    Recitals
Subsequent Disposition....................        6.13
Subsidiary................................      3.1(a)
Superior Proposal.........................      5.3(b)
Surviving Corporation.....................         1.4
Takeover Proposal.........................         5.1
Takeover Proposal Interest................         5.1
Tax Return................................     3.10(d)
Taxes.....................................     3.10(d)
Termination Fee...........................      8.2(b)
Transactions..............................      1.2(a)
Treasury Regulations......................     3.10(b)
WARN Act..................................     3.14(b)

                         AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this "Agreement"), dated as of August 21, 1997, by and among American Industrial Partners Acquisition Company, LLC, a Delaware limited liability company ("Parent"), Bucyrus Acquisition Corp., a Delaware corporation and a wholly
--------
owned subsidiary of Parent (the "Purchaser"), and Bucyrus International, Inc., a
                                 ---------
Delaware corporation (the "Company").
                           -------

          WHEREAS, the Board of Directors of each of Parent, the Purchaser and the Company has approved, and deems it advisable and in the best interests of its respective shareholders to consummate, the acquisition of the Company by Parent upon the terms and subject to the conditions set forth herein; and

          WHEREAS, in furtherance thereof, it is proposed that the Purchaser will make a cash tender offer (the "Offer") to acquire any and all shares (the
                                    -----
"Shares") of the issued and outstanding common stock, $.01 par value, of the
-------
Company for $18 per share, net to the seller in cash (such price, or any such higher price per Share as may be paid in the Offer, being referred to herein as the "Offer Price"); and
     -----------

          WHEREAS, also in furtherance of such acquisition, the Boards of Directors of the Company, Parent and the Purchaser have each approved the Merger (as defined hereinafter) following the Offer in accordance with the General Corporation Law of the State of Delaware ("Delaware Law") and upon the terms
                                           ------------
and subject to the conditions set forth herein; and

          WHEREAS, the Board of Directors of the Company (the "Board of
                                                               --------
Directors") has determined that the consideration to be paid for each Share in
---------
the Offer and the Merger is fair to the holders of such Shares and has resolved to recommend that the holders of such Shares accept the Offer and approve this Agreement and each of the transactions contemplated hereby upon the terms and subject to the conditions set forth herein; and

          WHEREAS, as a condition and inducement to Parent's and the Purchaser's entering into this Agreement and incurring the obligations set forth herein, Jackson National Life Insurance Company, a Michigan corporation (the "Stockholder"), which together with PPM
                                      -----------
America, Inc., a Delaware corporation, shares voting power and dispositive power with respect to 4,228,382 Shares, concurrently herewith, the Stockholder is entering into a Stockholder Agreement (the "Stockholder Agreement"), dated as of
                                            ---------------------
the date hereof, with Parent and Purchaser, in the form attached hereto as Exhibit A, pursuant to which the Stockholder has agreed, among other things, to tender the Shares held by it in the Offer, and to grant Parent a proxy with respect to the voting of such Shares in favor of the Merger and to grant Parent an option (the "JNL Option") with respect to such Shares upon the terms and
                ----------
subject to the conditions set forth therein; and

          WHEREAS, the Company, Parent and the Purchaser desire to make certain representations, warranties, covenants and agreements in connection with the Offer and Merger.

          NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                             THE OFFER AND MERGER

          Section 1.1  The Offer.
                       ---------

          (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.1 hereof and none of the events set forth in Annex I shall have occurred and be existing, as promptly as practicable (but in no event later than five business days after the public announcement of the execution of this Agreement), the Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) the
                                                            ------------
Offer at the Offer Price, subject to there being validly tendered and not withdrawn prior to the expiration of the Offer, that number of Shares which represents at least 51% of the Shares then outstanding on a fully diluted basis (after giving effect to the conversion or exercise of all outstanding options, warrants and other rights and securities exercisable or convertible into
Shares) the "Minimum Condition") and to the other conditions set forth in Annex
             -----------------
I hereto, and shall consummate the Offer in accordance with its terms. The obligations of the Purchaser to accept for payment and to pay for any Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to the Minimum Condition and the other conditions set forth in Annex I hereto. The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") containing the terms set forth in this
               -----------------
Agreement, the Minimum Condition and the other conditions set forth in Annex I hereto. The Purchaser shall not amend or waive the Minimum Condition and shall not decrease the Offer Price or decrease the number of Shares sought, or amend any other condition of the Offer in any manner adverse to the holders of the Shares without the written consent of the Company; provided, however, that if
                                                   --------  -------
on the initial scheduled expiration date of the Offer, which shall be twenty
(20) business days after the date the Offer is commenced, all conditions to the Offer shall not have been satisfied or waived, the Purchaser may, from time to time, in its sole discretion, extend the expiration date. The Purchaser shall, on the terms and subject to the prior satisfaction or waiver of the conditions of the Offer, accept for payment and pay for Shares tendered as soon as it is legally permitted to do so under applicable law; provided, however, that if,
                                                 --------  -------
immediately prior to the initial expiration date of the Offer (as it may be extended), the Shares tendered and not withdrawn pursuant to the Offer equal less than 90% of the outstanding Shares, the Purchaser may extend the Offer for a period not to exceed ten (10) business days, notwithstanding that all conditions to the Offer are satisfied as of such expiration date of the Offer.

          (b) As soon as practicable on the date the Offer is commenced, Parent and the Purchaser shall file with the United States Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 with respect
                 ---
to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-l"). The Schedule 14D-1 will include,
                            --------------
as exhibits, the Offer to Purchase and a form of letter of transmittal and summary advertisement (which documents, together with any amendments and supplements thereto, and any other SEC schedule or form which is filed in connection with the Offer and related transactions, are referred to collectively herein as the "Offer Documents").
                                                          ---------------
The Offer Documents will comply in all material respects with the provisions of applicable federal securities laws and Section 552.07 of the Wisconsin
Statutes, if applicable, and, on the date filed with the SEC and on the date first published, mailed or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Parent or Purchaser with respect to information furnished by the Company to the Parent or Purchaser, in writing, expressly for inclusion in the Offer Documents. The information supplied by the Company to the Parent or Purchaser, in writing, expressly for inclusion in the Offer Documents and by the Parent or Purchaser to the Company, in writing, expressly for inclusion in the Schedule 14D-9 (as hereinafter defined) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) Parent and the Purchaser will take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Each of Parent and the Purchaser and the Company agrees to promptly (i) correct any information provided by it for use in the Schedule 14D-1 or the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect and (ii) to supplement the information provided by it specifically for use in the Schedule 14D-1 or the Offer Documents to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent and the Purchaser further agree to take all steps necessary to cause the Schedule 14D-1 as so corrected to be filed with the SEC and to be disseminated to holders of the

Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given the reasonable opportunity to review the Schedule 14D-1 before it is filed with the SEC. In addition, Parent and the Purchaser will provide the Company and its counsel, in writing, with any comments, whether written or oral, Parent, the Purchaser or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

          Section 1.2  Company Actions.
                       ---------------

          (a) The Company hereby approves of and consents to the Offer and represents and warrants that the Board of Directors, at a meeting duly called and held on August 19, 1997 at which a majority of the Directors was present, by unanimous action of the Board of Directors: (i) duly approved this Agreement, the Stockholder Agreement and the transactions contemplated hereby and thereby, including the Offer, the Merger, the JNL Option and the purchase of Shares by the Purchaser or its designee pursuant to the exercise of the JNL Option (collectively, the "Transactions"), (ii) resolved to recommend that the
                    ------------
stockholders of the Company accept the Offer, tender their Shares pursuant to the Offer and approve this Agreement and the transactions contemplated hereby, including the Merger; and (iii) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are fair to and in the best interests of the stockholders of the Company.


          (b) As soon as practicable on the date the Offer is commenced, the Company shall file with the SEC a Solicitation/Recommendation Statement on
Schedule 14D-9 (together with any and all amendments or supplements thereto and including the exhibits thereto, the "Schedule 14D-9"). The Schedule 14D-9 will
                                     --------------
comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, mailed or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information furnished by Parent or the Purchaser, in writing, expressly for inclusion in the Schedule 14D-9. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. The Company shall mail, or cause to be mailed, such
Schedule 14D-9 to the stockholders of the Company at the same time the Offer Documents are first mailed to the stockholders of the Company together with such Offer Documents. The Schedule 14D-9 and the Offer Documents shall contain the recommendations of the Board of Directors described in Section 1.2(a) hereof, subject to the terms of this Agreement. The Company agrees promptly to correct the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect (and each of Parent and the Purchaser, with respect to written information supplied by it specifically for use in the
Schedule 14D-9, shall promptly notify the Company of any required corrections of such information and cooperate with the Company with respect to correcting such information) and to supplement the information contained in the Schedule 14D-9 to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. The Purchaser and its counsel shall be given the opportunity to review the Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide the Purchaser and its counsel, in writing, with any comments, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments or other communications.

          (c) In connection with the Offer, the Company will promptly furnish or cause to be furnished to the Purchaser mailing labels containing the names and addresses of all record holders of Shares and security position listings of Shares held in stock depositories, each as of a recent date, and shall promptly furnish the

Purchaser with such additional information (including, but not limited to, updated lists of stockholders and their addresses, mailing labels and security position listing) and such other information and assistance as the Purchaser or its agents may reasonably request in communicating the Offer to the record and beneficial holders of the Shares.

          Section 1.3  Directors.
                       ---------

          (a) Promptly upon the purchase of any Shares by the Purchaser pursuant to the Offer, and from time to time thereafter as Shares are acquired by the Purchaser, Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as is equal to the product of the total number of directors on such Board (giving effect to the directors designated by Parent pursuant to this sentence) multiplied by the percentage that the number of Shares beneficially owned by the Purchaser or any affiliate of the Purchaser bears to the total number of Shares then outstanding. In furtherance thereof, the Board of Directors has resolved as part of its approval of this Agreement to promptly increase the size of the Board of Directors upon the request of Parent, and upon the request of Parent, the Company shall promptly increase the size of the Board of Directors or use its best efforts to secure the resignations of such number of its incumbent directors as is necessary to enable Parent's designees to be elected to the Board of Directors in accordance with the terms of this Section 1.3, and shall take all actions available to the Company to cause Parent's designees to be so elected. At such time, the Company shall, if requested by Parent, take all actions available to it to cause persons designated by Parent to constitute at least the same percentage (rounded up to the next whole number) as is on the Board of Directors of (i) each committee of the Board of Directors,
(ii) each board of directors (or similar body) of each Subsidiary (as defined in Section 3.1 hereof) of the Company and (iii) each committee (or similar body) of each such board.

          (b)  The Company shall promptly take all actions required pursuant to
Section 14(f) of the Exchange Act and Rule 14f-l promulgated thereunder in order to fulfill its obligations under Section 1.3(a) hereof, and shall include in the Schedule 14D-9 mailed to stockholders promptly after the commencement of the Offer (or an amendment thereof or an information statement pursuant to Rule 14f-1 if the Purchaser has not theretofore designated directors) such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 in order to fulfill its obligations under Section 1.3(a). Parent or the Purchaser shall supply the Company and be solely responsible for any information with respect to either of them and their nominees, officers, directors and affiliates required by such
Section 14(f) and Rule 14f-1. The provisions of this Section 1.3(b) are in addition to and shall not limit any rights which the Purchaser, Parent or any of their affiliates may have as a holder or beneficial owner of Shares as a matter of law with respect to the election of directors or otherwise.

          (c) In the event that Parent's designees are elected to the Board of Directors, subject to the other terms of this Agreement, until the Effective Time (as defined in Section 1.5 hereof), the Board of Directors shall have at least one director who is a director on the date hereof and who is neither an officer of the Company nor a designee, stockholder, affiliate or associate (within the meaning of the federal securities laws) of Parent (one or more of such directors, the "Independent Directors"), provided that, if no Independent
                     ---------------------    --------
Directors remain, the other directors shall designate one person to fill one of the vacancies who shall not be either an officer of the Company or a designee, shareholder, affiliate or associate of the Purchaser and such person shall be deemed to be an Independent Director for purposes of this Agreement. Notwithstanding anything in this Agreement to the contrary, in the event that Parent's designees are elected to the Company's Board of Directors, after the acceptance for payment of Shares pursuant to the Offer and prior to the Effective Time (as hereinafter defined), the affirmative vote of a majority of the Independent Directors shall be required to (i) amend or terminate this Agreement on behalf of the Company, (ii) exercise or waive any of the Company's rights, benefits or remedies hereunder, (iii) extend the time for performance of the Purchaser's obligations hereunder or (iv) take any other action by the Company under or in connection with this Agreement required to be taken by the Board of Directors.

          Section 1.4  The Merger.  Upon the terms and subject to the conditions
                       ----------
of this Agreement and Delaware Law, at the Effective Time, the Purchaser shall be merged with and into the Company (the "Merger"), the separate corporate
                                          ------
existence of the Purchaser shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger hereinafter sometimes is referred to as the "Surviving Corporation."
                                                    ---------------------

          Section 1.5  Effective Time.  The parties hereto shall cause a
                       --------------
Certificate of Merger to be executed and filed on the Closing Date (as defined in Section 1.6 hereof) (or on such other date as Parent and the Company may agree) with the Secretary of State of Delaware in such form as required by, and executed in accordance with the relevant provisions of the Delaware Law. The Merger shall become effective on the date on which the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."
                                             --------------

          Section 1.6  Closing.  The closing of the Merger (the "Closing") shall
                       -------                                   -------
take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VII hereof (the "Closing Date"), at the
                                                     ------------
offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Embarcadero Center, Suite 3800, San Francisco, California, unless another date or place is agreed to in writing by the parties hereto.

          Section 1.7  Directors and Officers of the Surviving Corporation.
                       ---------------------------------------------------
The directors of the Purchaser immediately before the Effective Time shall, be the initial directors of the Surviving Corporation, and the officers of the Company immediately before the Effective Time will be the initial officers of the Surviving Corporation in each case until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and the By-laws of the Surviving Corporation. If, at the Effective Time, a vacancy shall exist on the Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law.

          Section 1.8  Effect of the Merger.  At the Effective Time, the effect
                       --------------------
of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and the Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

          Section 1.9  Subsequent Actions.  If, at any time after the Effective
                       ------------------
Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or the Purchaser acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or the Purchaser, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

          Section 1.10  Certificate of Incorporation; By-Laws.
                        -------------------------------------

          (a) Unless otherwise determined by the Purchaser before the Effective Time, at the Effective Time the Certificate of Incorporation of the Purchaser, as in effect immediately before the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

          (b) The By-Laws of the Purchaser, as in effect immediately before the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

          Section 1.11  Stockholders' Meeting.
                        ---------------------

          (a) If required by applicable law in order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law:

               (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as promptly as practicable
                               ---------------
     following the acceptance for payment and purchase of Shares by the Purchaser pursuant to the Offer for the purpose of considering and taking action upon the approval of the Merger and the adoption of this Agreement;

               (ii) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and use its best efforts, subject to the terms of this Agreement, including Section 5.3(b) (x) to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendment or supplement thereto (the "Proxy Statement") to be mailed to its
                                 ---------------
     stockholders, provided that no amendment or supplement to the Proxy Statement will be made by the Company without consultation with Parent and its counsel and (y) to obtain the necessary approvals of the Merger and this Agreement by its stockholders; and

               (iii) subject to the terms of this Agreement including Section 5.3(b), include in the Proxy Statement the recommendation of the Board of Directors that stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement.

          (b) Parent shall vote, or cause to be voted, all of the Shares then owned by it, the Purchaser or any of its other Subsidiaries and affiliates in favor of the approval of the Merger and the approval and adoption of this Agreement.

          Section 1.12  Merger Without Meeting of Stock holders.
                        ---------------------------------------
Notwithstanding Section 1.11 hereof, in the event that Parent, the Purchaser and
any other Subsidiary   of Parent shall acquire in the aggregate at least 90% of
the outstanding Shares, pursuant to the Offer or otherwise, the parties hereto shall, at the request of Parent and subject to Article VII hereof, take all
necessary   and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders of the Company, in accordance with Section 253 of Delaware Law.


                                  ARTICLE II

                           CONVERSION OF SECURITIES

          Section 2.1  Conversion of Securities.  At the Effective Time, by
                       ------------------------
virtue of the Merger and without any action on the part of Parent, the Purchaser, the Company or the holder of any of the following securities:

          (a) Each Share issued and outstanding immediately before the Effective Time (other than any Shares to be cancelled pursuant to Section 2.1(b) and any Dissenting Shares (as defined in Section 2.2(a)) shall be cancelled and extinguished and be converted into the right to receive the Offer Price in cash payable to the holder thereof, without interest (the "Merger
                                                           ------
Consideration"), upon surrender of the certificate formerly representing such Share in the manner provided in Section 2.3 hereof. All such Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.3 hereof, without interest.

          (b) Each Share held in the treasury of the Company and each Share owned by the Purchaser or any direct or indirect wholly owned subsidiary of the Purchaser immediately before the Effective Time shall be cancelled and extinguished and no payment or other consideration shall be made with respect thereto.

          (c) Each share of common stock, par value $.01 per share, of the Purchaser issued and outstanding immediately before the Effective Time shall thereafter represent one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

          Section 2.2  Dissenting Shares.
                       -----------------

          (a) Notwithstanding any provision of this Agreement to the contrary, any Shares held by a holder who has demanded and perfected his demand for appraisal of his Shares in accordance with Delaware Law (including but not limited to Section 262 thereof) and as of the Effective Time has neither effectively withdrawn nor lost his right to such appraisal ("Dissenting
                                                             ----------
Shares"), shall not be converted into or represent a right to receive cash pursuant to Section 2.1, but the holder thereof shall be entitled to only such rights as are granted by Delaware Law.

          (b) Notwithstanding the provisions of Section 2.2(a), if any holder of Shares who demands appraisal of his Shares under Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's Shares shall automatically be converted into and represent only the right to receive the Merger Consideration as provided in Section 2.1(a), without interest thereon, upon surrender of the certificate or certificates representing such Shares pursuant to Section 2.3 hereof.

          (c) The Company shall give the Purchaser (i) prompt notice of any written demands for appraisal or payment of the fair value of any Shares, withdrawals of such demands, and any other instruments served pursuant to Delaware Law received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of the Purchaser, settle or offer to settle any such demands.

          Section 2.3  Surrender of Shares; Stock Transfer Books.
                       -----------------------------------------

          (a) Before the Effective Time, the Purchaser shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the holders of Shares in connection with the Merger (the "Exchange Agent") to
                                                      --------------
receive the funds necessary to make the payments contemplated by Section 2.1(a). At the Effective Time, the Purchaser shall deposit, or cause to be deposited, in trust with the Exchange Agent for the benefit of holders of Shares the aggregate consideration to which such holders shall be entitled at the Effective Time pursuant to Section 2.1(a).

          (b) Each holder of a certificate or certificates representing any Shares cancelled upon the Merger, which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") whose Shares were converted
                                     ------------
pursuant to Section 2.1(a) may thereafter surrender such Certificate or Certificates to the Exchange Agent, as agent for such holder, to effect the surrender of such Certificate or Certificates on such holder's behalf for a period ending six months after the Effective Time. The Purchaser agrees that promptly after the Effective Time it shall cause the distribution to holders of record of Shares as of the Effective Time of appropriate materials to facilitate such surrender. Upon the surrender of Certificates, the Purchaser shall cause the Exchange Agent to pay the holder of such certificates in exchange therefor cash in an amount equal to the Merger Consideration multiplied by the number of Shares represented by such Certificate. Until so surrendered, each Certificate (other than Certificates representing Dissenting Shares and Certificates representing Shares held by the Purchaser or in the treasury of the Company) shall represent solely the right to receive the aggregate Merger Consideration, relating thereto.

          (c) If payment of the Merger Consideration in respect of cancelled Shares is to be made to a Person other than the Person in whose name a surrendered Certificate or instrument is registered, it shall be a condition to such payment that the Certificate or instrument so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the Certificate or instrument surrendered or shall have established to the satisfaction of the Purchaser or the Exchange Agent that such tax either has been paid or is not applicable.

          (d) At the Effective Time, the stock transfer books of the Company shall be closed and there shall not be any further registration of transfers of shares of any shares of capital stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for cash as provided in this Article II. No interest shall accrue or be paid on any cash payable upon the surrender of a Certificate or Certificates which immediately before the Effective Time represented outstanding Shares.

          (e) Promptly following the date which is six months after the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any cash (including any interest received with respect thereto), Certificates and other documents in its possession relating to the transactions contemplated hereby, which had been made available to the Exchange Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing neither the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (f) The Merger Consideration paid in the Merger shall be net to the holder of Shares in cash, subject to reduction only for any applicable federal back-up withholding or, as set forth in Section 2.3(c), stock transfer taxes payable by such holder.

          Section 2.4 Stock Plans.  (a)  At or immediately prior to the
                      -----------
Effective Time, (i) each then outstanding option to purchase Shares (the

"Options") and each outstanding Stock Appreciation Right (the "SARs") granted
 -------                                                       ----
under the Company's Non-Employee Directors' Stock Option Plan, the 1996 Employees' Stock Incentive Plan and any other stock-based incentive plan or arrangement of the Company (collectively, the "Stock Plans"), whether or not
                                               -----------
then exercisable or vested, shall be cancelled and (ii) in consideration of such cancellation, the holders of such Options and SARs shall receive for each Share subject to such Option or SAR an amount (subject to any applicable withholding tax) in cash equal to the product of (A) the excess, if any, of the Offer Price over the per Share exercise price of such Option or the per Share base price of such SAR, as applicable, and (B) the number of Shares subject to such Option or SAR.


                                  ARTICLE III

                              REPRESENTATIONS AND
                           WARRANTIES OF THE COMPANY

          The Company represents and warrants to Parent and the Purchaser follows:

          Section 3.1  Organization. (a)  Each of the Company and its
                       ------------
Subsidiaries (as defined below) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power or other and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined below). As used in this Agreement, the term "Subsidiary" shall mean,
                                                      ----------
with respect to any party, any foreign or domestic corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding such partnerships where such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. As used in this Agreement, "Company Material Adverse Effect" means any change in or
                         -------------------------------
effect on the business of the Company or its Subsidiaries, taken as a whole, that is or could reasonably be expected to be materially adverse to (i) the business, operations, properties (including intangible properties), condition (financial or otherwise), results of operations, assets, liabilities or prospects of the Company or its subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate any of the transactions or to perform its obligations under this Agreement. The Disclosure Schedule delivered to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"),
                                               ---------------------------
sets forth a complete list of the Company's domestic and foreign Subsidiaries.

          (b) The Company and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a Company Material Adverse Effect. Except as disclosed in Section 3.1 of the Company Disclosure Schedule, the Company does not own any equity interest in any corporation or other entity.

          Section 3.2  Capitalization.  (a)  The authorized capital stock of
                       --------------
the Company consists of 20,000,000 shares of common stock, par value $.01 per share (the

"Common Stock").  As of the date hereof, (i) 10,534,574 Shares are issued and
 ------------
outstanding, (ii) no Shares are issued and held in the treasury of the Company, and (iii) a total of 1,060,000 Shares are reserved under the Stock Plans in respect of outstanding and future awards, of which (A) 34,000 Shares are reserved for issuance pursuant to outstanding Options and 26,000 Shares are reserved for issuance pursuant to future awards, in each case under the Company's Non-Employee Directors' Stock Option Plan, and (B) 542,000 Shares are reserved for issuance pursuant to outstanding Options, 300,000 Shares have been issued as Restricted Stock (of which 266,667 such Shares are non-vested as of the date hereof), 50,000 Shares are reserved in respect of outstanding SARs, no Shares are reserved for issuance in respect of Performance Shares and 108,000 Shares are reserved for issuance in connection with future awards, in each case under the Company's 1996 Employees' Stock Incentive Plan. Section 3.2(a) of the Company Disclosure Schedule discloses the number of shares subject to each outstanding Option and the exercise price thereof and (ii) the number of Shares covered by each outstanding SAR and the base price thereof (iii) the number of shares of non-vested restricted stock and (iv) the number of non-vested Performance Shares. All the outstanding shares of the Company's capital stock are, and all Shares which may be issued pursuant to the exercise of outstanding Options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable. Except as disclosed in this Section 3.2 or as set forth on Section 3.2(a) of the Company Disclosure Schedule, (i) there are no shares of capital stock of the Company authorized, issued or outstanding, (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (iii) except as disclosed in Section 3.2(a) of the Compa-ny Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares, or the capital stock of the Company or of any Subsidiary or affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity.

          (b) Except as disclosed in Section 3.2(b) of the Company Disclosure Schedule, all of the outstanding shares of capital stock of each of the Subsidiaries are beneficially owned by the Company, directly or indirectly, and all such shares have been validly issued and are fully paid and nonassessable and are owned by either the Company or one of its Subsidiaries free and clear of all liens, charges, security interests, options, claims, mortgages, pledges, or other encumbrances and restrictions of any nature whatsoever ("Encumbrances").
                                                               ------------

          (c) Except as disclosed in Section 3.2(c) of the Company Disclosure Schedule, there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of the Subsidiaries.

          (d) Other than as set forth on Section 3.2(d) of the Company Disclosure Schedule, there is no outstanding Indebtedness (as hereinafter defined) of the Company or any of its Subsidiaries. Except as identified in
Section 3.2(d) of the Company Disclosure Schedule, no Indebtedness of the Company or its Subsidiaries contains any restriction upon (i) the prepayment of such Indebtedness, (ii) the incurrence of Indebtedness by the Company or its Subsidiaries, respectively, or (iii) the ability of the Company or its Subsidiaries to grant any liens on its properties or assets. For purposes of this Agreement, "Indebtedness" shall include (i) all indebtedness for borrowed
                 ------------
money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (ii) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument, (iii) all obligations under financing leases, (iv) all obligations in respect of acceptances issued or created, (v) all liabilities se-cured by any lien on any property, and (vi) all guarantee obligations.

          Section 3.3  Authorization; Validity of Agreement; Company Action.
                       ----------------------------------------------------
(a) The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly and validly authorized by its Board of Directors and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the Transactions, except that consummation of the Merger may require approval of the Company's stockholders as contemplated by Section
1.11 hereof. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by Parent and the Purchaser, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (b) The provisions of Section 203 of Delaware Law are not applicable to this Agreement, the Stockholder Agreement or the other Transactions, including the Merger and the purchase of Shares in the Offer or pursuant to the exercise of the JNL Option. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is the only vote of the holders of any class or series of the Company's capital stock which may be necessary to approve this Agreement and the other Transactions, including the Merger. As of the date of this Agreement, the number of holders of record of Common Stock in the State of Wisconsin is less than 20% of the total number of holders of Common Stock.

          Section 3.4  Consents and Approvals; No Violations.  Except as
                       -------------------------------------
disclosed in Section 3.4 of the Company Disclosure Schedule and for filings, permits, authoriza-
tions, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), none of the execution,
                                           -------
delivery or performance of this Agreement by the Company, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation, the By-laws or similar organizational documents of the Company or any of its Subsidiaries, (ii)
require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity"),
                                                         -------------------
(iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (the "Company Agreements") or (iv) violate any
                                        ------------------
order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets, except in the case of clause (ii), (iii) or (iv) where failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults which would not, individually or in the aggregate, have a Company Material Adverse Effect.

          Section 3.5  SEC Reports and Financial Statements.  The Company has
                       ------------------------------------
filed with the SEC, and has heretofore made available to Parent, true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it since December 14, 1994 under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act") (as such documents
                                         --------------
have been amended since the time of their filing, collectively, the "Company SEC
                                                                     -----------
Documents").  As of their respective dates, or if amended, as of the date of the
---------
last such amendment, the Company SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) except as disclosed in Section 3.5 of the Company Disclosure Schedule complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC. Each of the consolidated financial statements included in the Company SEC Documents (the "Financial
                                                                 ---------
Statements") (i) has been prepared from, and is in accordance with, the books
----------
and records of the Company and its consolidated Subsidiaries, (ii) complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iii) has been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved
             ----
(except as may be indicated therein or in the notes thereto) and (iv) fairly presents the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its consolidated Subsidiaries as of the times and for the periods referred to therein.

          Section 3.6  Absence of Certain Changes.  Except to the extent
                       --------------------------
disclosed in Section 3.6 of the Company Disclosure Schedule or in the Company SEC Documents filed prior to the date hereof, since December 31, 1996, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course. From December 31, 1996 through the date of this Agreement there has not occurred any event, change or effect (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having, individually or in the aggregate, a Company Material Adverse Effect, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of the Company or any of its Subsidiaries or any change in accounting principles or methods, except insofar as may be required by GAAP. Since December 31, 1996 neither the Company nor any of its Subsidiaries has taken any of the actions prohibited by Section 5.2 hereof.

          Section 3.7  No Undisclosed Liabilities.  Except (a) as disclosed in
                       --------------------------
the Financial Statements and (b) for liabilities and obligations (i) incurred in the ordinary course of business and consistent with past practice since December 31, 1996, (ii) pursuant to the terms of this Agreement, (iii) as disclosed in
Section 3.7 of the Company Disclosure Schedule, or (iv) as disclosed in Section
3.8 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would have a Company Material Adverse Effect or would be required to be reflected or reserved against on a consolidated balance sheet of the Company and its Subsidiaries (including the notes thereto) prepared in accordance with GAAP as applied in preparing the consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1996. Section 3.7 of the Company Disclosure Schedule sets forth the amount of principal and unpaid interest outstanding as of July 31, 1997 under each instrument evidencing indebtedness of the Company and its Subsidiaries which will accelerate or become due or result in a right of redemption or repurchase on the part of the holder of such indebtedness (with or without due notice or lapse of time) as a result of this Agreement, the Merger or the other transactions contemplated hereby or thereby.

          Section 3.8  Litigation.  Except as disclosed in Section 3.8 of the
                       ----------
Company Disclosure Schedule or in the Company SEC Documents, there is no suit, claim, action, proceeding, including, without limitation, arbitration or grievance proceeding or alternative dispute resolution proceeding, or investigation pending or, to the knowledge of the Company, threatened against or affecting, the Company or any of its Subsidiaries before any Governmental Entity that, either individually or in the aggregate, would have a Company Material Adverse Effect.

          Section 3.9  Employee Benefits; ERISA.
                       ------------------------

          (a) Except as disclosed in the Company SEC Documents, Schedule 3.9 contains a true and complete list of each material employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right or other stock-based incentive, severance, change-in-control, termination or similar pay, hospitalization or other medical, disability, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or any of its Subsidiaries, or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that
                                                        ---------------
together with the Company or any of its Subsidiaries would be deemed a "single employer" within the meaning of Section 4001(b)(1) of ERISA, for the benefit of any current or former employee or director of the Company, or any of its Subsidiaries or any ERISA Affiliate (the "Plans"). Schedule 3.9(a) identifies
                                          -----
each of the Plans that is an "employee welfare benefit plan," or "employee pension benefit plan" as such terms are defined in Sections 3(1) and 3(2) of ERISA (such plans being hereinafter referred to collectively as the "ERISA
                                                                     -----
Plans").  Schedule 3.9 (a) also identifies each of the Plans that is maintained
-----
outside the jurisdiction of the United States (such plans being hereinafter referred to collectively as the "Foreign Plans"). None of the Company, any of
                                 -------------
its Subsidiaries nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Plan or modify or change any existing Plan that would affect any current or former employee or director of the Company, any of its Subsidiaries or any ERISA Affiliate.

          (b) With respect to each of the Plans, the Company has heretofore delivered to the Purchaser true and complete copies of each of the following documents, as applicable:

          (i) a copy of the Plan documents (including all amendments thereto) for each written Plan or a written description of any Plan that is not otherwise in writing;

          (ii) a copy of the annual report or Internal Revenue Service Form 5500 Series, if required under ERISA, with respect to each ERISA Plan for the last three

Plan years ending prior to the date of this Agreement for which such a report was filed;

          (iii) a copy of the actuarial report, if required under ERISA, with respect to each ERISA Plan for the last three Plan years ending prior to the date of this Agreement;

          (iv)  a copy of the most recent Summary Plan Description ("SPD"),
                                                                     ---
together with all Summaries of Material Modification issued with respect to such SPD, if re quired under ERISA, with respect to each ERISA Plan, and all other material employee communications relating to each ERISA Plan;

          (v) if the Plan is funded through a trust or any other funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof, if any;

          (vi) all contracts relating to the Plans with respect to which the Company, any of its Subsidiaries or any ERISA Affiliate may have any material liability, including insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements; and

          (vii) the most recent determination letter received from the IRS with respect to each Plan that is intended to be qualified under Section 401(a) of the Code.

          (c) No liability under Title IV of ERISA has been incurred by the Company, any of its Subsidiaries or any ERISA Affiliate since the Effective Date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to the Company, or any of its Subsidiaries or any ERISA Affiliate of incurring any liability under such Title, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC"), which payments
                                                        ----
have been or will be made when due. To the extent this representation applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to the ERISA Plans but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company, any of its Subsidiaries or any ERISA Affiliate made, or was required to make, contributions during the past six years.

          (d) The PBGC has not instituted proceedings pursuant to Section 4042 of ERISA to terminate any of the ERISA Plans subject to Title IV of ERISA, and no condition exists that presents a material risk that such proceedings will be instituted by the PBGC.

          (e) With respect to each of the ERISA Plans that is subject to Title IV of ERISA, the present value of accumulated benefit obligations under such Plan, as determined by the Plan's actuary based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accumulated benefit obligations.

          (f) None of the Company, any of its Subsidiaries, any ERISA Affiliate, any of the ERISA Plans, any trust created thereunder, nor to the Company's knowledge, any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which the Company, any of its Subsidiaries or any ERISA Affiliate could be subject to any material liability for either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975(a) or (b), 4976 or 4980B of the Code.

          (g) All contributions and premiums which the Company, any of its Subsidiaries or any ERISA Affiliate is required to pay under the terms of each of the ERISA Plans and Section 412 of the Code, have, to the extent due, been paid in full or properly recorded on the financial statements or records of the Company or its Subsidiaries, and none of the ERISA Plans or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the ERISA Plans ended prior to the date of this Agreement. No lien has been imposed under
Section 412(n) of the Code or Section 302(f) of ERISA on the assets of the Company, any of its Subsidiaries or any ERISA Affiliate, and no event or circumstance has occurred that is reason-ably likely to result in the imposition of any such lien on any such assets on account of any ERISA Plan.

          (h) With respect to any ERISA Plan that is a "multiemployer plan," as such term is defined in Section 3(37) of ERISA, (i) neither the Company, any of its Subsidiaries nor any ERISA Affiliate has, since September 26, 1980, made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA, (ii) no event has occurred that presents a material risk of a complete or partial withdrawal,
(iii) neither the Company, each of its Subsidiaries nor any ERISA Affiliate has any contingent liability under Section 4204 of ERISA, (iv) no circumstances exist that present a material risk that any such multi-employer plan will go into reorganization, and (v) the aggregate withdrawal liability of the Company, each of its Subsidiaries and the ERISA Affiliates, computed as if a complete withdrawal by the Company, each of its Subsidiaries and all of its ERISA Affiliates had occurred under each such multiemployer plan on the date hereof, would be zero.

          (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code and, to the Company's knowledge, the laws of each jurisdiction in which any of the Foreign Plans are maintained, to the extent such laws are applicable to the Foreign Plans.

          (j) Each of the ERISA Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified. The Company has applied for and received a currently effective determination letter from the IRS stating that it is so qualified, and no event has occurred which would affect such qualified status.

          (k) Any fund established under an ERISA Plan that is intended to satisfy the requirements of section 501(c)(9) of the Code has so satisfied such requirements.

          (l) To the Company's knowledge based on the advice of its independent accountants, except as disclosed in Section 3.9(l) of the Company Disclosure Schedule, no amounts payable under any of the Plans or any other contract, agreement or arrangement with respect to which the Company or any of its Subsidiaries may have any liability could fail to be deductible for federal income tax purposes by virtue of Section 162(m) or Section 280G of the Code.

          (m) Except as set forth in Section 3.9(m) of the Company Disclosure Schedule, no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company, its Subsidiaries or any ERISA Affiliate after retirement or other termination of service (other than (i) coverage mandated by applicable laws, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of the Company, any of its Subsidiaries or an ERISA Affiliate, or (iv) benefits, the full direct cost of which is borne by the current or former employee (or beneficiary thereof)).

          (n) Except as set forth in Section 3.9(n) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee, officer, director, agent or consultant of the Company, any of its Subsidiaries or any ERISA Affiliate to severance pay, unemployment compensation or any other similar termination payment, or (ii) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any such employee, officer, director agent or consultant.

          (o) There are no pending or, to the Company's knowledge, threatened or anticipated claims by or on behalf of any Plan by any employee or beneficiary under any such Plan or otherwise involving any such Plan (other than routine claims for benefits).

          (p) With respect to the Foreign Plans to the Company's knowledge, except as set forth in Schedule 3.9(p):

          (i) All contributions to, and payments from, the Foreign Plans which have been required to be made in accordance with the terms of any such plan, and, where applicable, the law of the jurisdiction in which such plan is maintained, have been timely made. All such contributions to the Foreign Plans, and all payments under the Foreign Plans, for any period ending before the Closing Date that have not been made as of the date hereof are properly accrued and reflected on the financial statements of the Subsidiary maintaining such plan.

          (ii) All material reports, returns and similar documents with respect to any Foreign Plan required to be filed with any government agency or distributed to any Foreign Plan participant have been duly and timely filed or distributed.

          (iii) Each of the Foreign Plans has obtained from the government or governments having jurisdiction with respect to such plan any required determination that such plans are in compliance with the laws and regulations of such government.

          (iv) Each of the Foreign Plans has been administered at all times, in all material respects, in accordance with its terms.

          (v) The assets of each of the Foreign Plans (which is an employee pension benefit plan as defined in Section 3(2) of ERISA and is funded through a trust, insurance contract or similar funding medium) are at least equal to the liabilities of such plans (as determined in accordance with the most recent actuarial valuation available with resect to such plans).

          (vi) Purchaser will incur no material liability with respect to any Foreign Plan solely as a result of the consummation of the transactions contemplated by this Agreement.

          Section 3.10  Taxes.  (a)  Except as set forth in Section 3.10 of the
                        -----
Company Disclosure Schedule:

          (i) the Company and its Subsidiaries have (x) duly filed (or there have been filed on their behalf) with the appropriate governmental authorities all Tax Returns (as hereinafter defined) required to be filed by them on or prior to the date hereof, and such Tax Returns are true, correct and complete in all material respects, and (y) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes (as hereinafter defined) for all periods ending through the date hereof;

          (ii) there are no liens for Taxes upon any property or assets of the Company or any Subsidiary thereof, except for liens for Taxes not yet due;

          (iii) neither the Company nor any of its Subsidiaries has made any change in accounting methods, received a ruling from any taxing authority or signed an agreement likely to have a Company Material Adverse Effect;

          (iv) the Company and its Subsidiaries have complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and have, within the time and the manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws;

          (v) no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or its Subsidiaries and neither the Company nor its Subsidiaries has received a written notice of any pending audits or proceedings;

          (vi) the Tax Returns of the Company and its Subsidiaries have been made available to Parent for all taxable periods in respect of which the statutory period of limitations for the assessment of Taxes have not expired, and no material deficiencies either in re spect of such Returns or any other Returns in respect of which the statutory period of limitations for the assessment of Taxes has expired has been asserted by any appli cable Taxing Authority which have not been resolved and fully paid;

          (vii) there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any

Taxes or deficiencies against the Company or any of its Subsidiaries, and no power of attorney granted by either the Company or any of its Subsidiaries with respect to any Taxes is currently in force;

          (viii) neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes;

          (ix) to the Company's knowledge based on the advice of its independent accountants, neither the Company nor its Subsidiaries is a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code;

          (x) neither the Company nor any of its Subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code, or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries;

          (xi) to the Company's knowledge based on the advice of its independent accountants, the deductibility of compensation paid by the Company and/or its Subsidiaries will not be limited by Section 162(m) of the Code; and

          (xii) all transactions that could give rise to an understatement of the federal income tax liability of the Company or any of its Subsidiaries within the meaning of Section 6662(d) of the Code are adequately disclosed on Tax Returns in accordance with Section 6662(d)(2)(B) of the Code if there is or was no substantial authority for the treatment giving rise to such understatement.

          (b) Except as disclosed in Section 3.10(b) of the Company Disclosure Schedule, no excess loss accounts or deferred intercompany gains as defined in the consolidated return regulations promulgated under the Code (the "Treasury
                                                                     --------
Regulations") exist with respect to the Company of the Subsidiaries.
-----------

          (c) The Federal income tax net operating loss carryovers available to the Company and its Subsidiaries, and their expiration dates, are set forth in
Section 3.10(c) of the Disclosure Schedule. Except as set forth in Section 3.10(c) of the Disclosure Schedule, as of the date of this Agreement, the net operating loss and credit carryovers are not subject to limitations imposed by Sections 382, 383 or 384 of the Code (or any predecessor thereto) or otherwise (including Sections 1.1502-21 and 1502-22 of the Treasury Regulations).

          (d)  "Taxes" shall mean any and all taxes, charges, fees, levies or
                -----
other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the Internal Revenue Service or any taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such amounts. "Tax Return" shall
                                                             ----------
mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

          Section 3.11  Contracts.  Each Company Agreement is valid, binding
                        ---------
and enforceable and in full force and effect, except where failure to be valid, binding and enforceable and in full force and effect would not have a Company Material Adverse Effect, and there are no defaults thereunder, except those defaults that would not have a Company Material Adverse Effect. Section 3.11 of the Company Disclosure Schedule sets forth a true and complete list of (i) all material Company Agreements entered into by the Company or any of its Subsidiaries since December 31, 1996 and all amendments to any Company Agreements included as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and (ii) all non-competition agreements imposing restrictions on the ability of the Company or any of its Subsidiaries to conduct business in any jurisdiction or territory.

          Section 3.12  Real Property.  (a)  Section 3.12 of the Company
                        -------------
Disclosure Schedule sets forth a complete list of all real property owned by the Company or its Subsidiaries (the "Real Property"). Except as set forth in
                                  -------------
Section 3.12 of the Company Disclosure Schedule, the Company or its Subsidiaries has good and marketable title to the Real Property, free and clear of all Encumbrances, other than Encumbrances that do not in the aggregate materially detract from the value or interfere with the use or operation of the Real Property subject thereto. There are no proceedings, claims, disputes or conditions affecting any Real Property that might curtail or interfere with in any material respect the use of such property, nor is an action of eminent domain pending or to the knowledge of the Company, threatened for all or any portion of the Real Property. Except as disclosed in Section 3.12 of the Company Disclosure Schedule, the Company is not a party to any lease, assignment or similar arrangement under which the Company is a lessor, assignor or otherwise makes available for use by any third party any portion of the Real Property.

          (b) The Company has not received any notice of or other writing referring to any requirements or recommendations by any insurance company that has issued a policy covering any part of the Real Property or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done one any part of the Real Property. Except as would not materially detract from the value or interfere with the use or operation of the Real Property subject thereto, the plumbing, electrical, heating, air conditioning, ventilating and all other structural or material mechanical systems in the buildings upon the Real Property are in good working order and working condition, so as to be adequate for the operation of the business of the Company as heretofore conducted, and the roof, basement and foundation walls of all buildings on the Real Property are free of leaks and other material defects, except for any matter otherwise covered by this sentence which does not have, individually or in the aggregate, a Company Material Adverse Effect.

          (c) The Company has obtained all appropriate licenses, permits, easements and rights of way, including proofs of dedication, required to use and operate the Real Property in the manner in which the Real Property is currently being used and operated, except for such licenses, permits or rights of way the failure of which to have obtained does not have, individually or in the aggregate, a Company Material Adverse Effect.

          (d) The Company has not received notification that the Company is in violation of any applicable building, zoning, anti-pollution, health or other law, ordinance or regulation in respect of the Real Property or structures or their operations thereon and no such violation exists, except for such violations that do not, individually or in the aggregate, have a Company Material Adverse Effect.

          Section 3.13  Intellectual Property. (a)  Except as disclosed in
                        ---------------------
Section 3.13 of the Company Disclosure Schedule, there are no trademarks, trade names, service marks, logos, copyrights, or registrations or applications for registration of any of the foregoing, patents or applications therefor, or computer software programs which are owned by the Company or any of its Subsidiaries or used in the operation of the business of the Company or any of its Subsidiaries as currently conducted (collectively, the "Intellectual
                                                            ------------
Property") that are material to the conduct of the business of the Company or
--------
any of its Subsidiaries as currently conducted.

          (b) Except as set forth in Section 3.13 of the Company Disclosure Schedule or as disclosed in the Company SEC Documents, as of the date hereof, to the Company's knowledge, there are no pending or threatened claims of which the Company or any of its Subsidiaries have been given written notice, by any person challenging the ownership or use by the Company or any of its Subsidiaries of any material Intellectual Property, which, if such claim were resolved adversely to the Company, would have a Company Material Adverse Effect. The Company and its Subsidiaries have such ownership of, or such rights by license, lease or other agreement to, the Intellectual

Property as are necessary for the operation of their respective businesses as currently conducted, except as set forth in Section 3.13 of the Company Disclosure Schedule or otherwise where the failure to have such right would not have a Company Material Adverse Effect.

          (c) To the knowledge of the Company, the Company and its Subsidiaries have such title or such rights by license, lease or other agreement to the computer software programs which are owned, licensed, leased or otherwise used by the Company and its Subsidiaries and which are material to the conduct of their businesses as currently conducted, as are necessary to permit the conduct of their businesses as currently conducted, except as set forth in Section 3.13 of the Company Disclosure Schedule or otherwise where the failure to have such right would not have a Company Material Adverse Effect.

          (d) All patents, registrations and applications for Intellectual Property set forth in Section 3.13 of the Company Disclosure Schedule (i) are valid, subsisting, in proper form and enforceable, and have been duly maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate jurisdictions and (ii) have not lapsed, expired or been abandoned, and no patent, registration or application therefor is the subject of any opposition, interference, cancellation proceeding or other legal or governmental proceeding before any governmental, registration or other authority in any jurisdiction.

          (e) Except as set forth on Section 3.13 of the Company Disclosure Schedule, all consents, filings, and authorizations by or with governmental authorities or third parties necessary with respect to the consummation of the transactions contemplated hereby as they may affect the Intellectual Property have been obtained.

          (f) Neither the Company nor any of its Subsidiaries has entered into any material consent, indemnification, forbearance to sue, settlement agreement or cross-licensing arrangement with any person relating to the Intellectual Property or the intellectual property of any third party other than as may be contained in the license agreements listed in Section 3.13 of the Disclosure Schedule.

          (g) Except as set forth on Section 3.13 of the Company Disclosure Schedule, the Company and its Subsidiaries is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property.

          (h) No former or present employees, officers or directors of the Company or any of its Subsidiaries hold any right, title or interest directly or indirectly, in whole or in part, in or to any Intellectual Property.

              Section 3.14  Labor Matters.  (a)  Except as set forth in Section
              --------      -------------
3.14 of the Company Disclosure Schedule, (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries and during the past five years there has not been any such action (ii) neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any of its Subsidiaries, (iii) none of the employees of the Company or any of its Subsidiaries is represented by any labor organization and the Company does not have any knowledge of any union organizing activities among the employees of the Company or any of its Subsidiaries within the past five years, nor does any question concerning representation exist concerning such employees, (iv) there are no material written personnel policies, rules or procedures applicable to employees of the Company or any of its Subsidiaries, other than those set forth on Section 3.14 of the Company Disclosure Schedule, true and correct copies of which have heretofore been delivered to Parent, (v) the Company and each of its Subsidiaries is in compliance, in all material respects, with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other similar laws of any jurisdiction, (vi) there is no unfair labor practice or similar charge or complaint against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any similar state or foreign agency, (vii) there is no grievance arising out of any collective bargaining or similar agreement or other grievance procedure relating to any employee of the Company of any of its Subsidiaries, (viii) to the knowledge of the Company, no charges with respect to or relating to the Company or any of its Subsidiaries are pending before the Equal Employment Opportunity Commission or any other federal, state, local or foreign agency responsible for the prevention of unlawful employment practices, (ix) neither the Company nor any of its Subsidiaries has received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company or any of its Subsidiaries and no such investigation is in progress, and (x) there are no complaints, lawsuits or other proceedings pending or, to the knowledge of the Company, threatened in any forum by or on behalf of any present or former employee of the Company or any of its Subsidiaries, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract or employment, any laws governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

          (b) Since the enactment of the Worker Adjustment and Retraining Notification Act (the "WARN Act"), (i) the Company has not effectuated a "plant
                       --------
closing," (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company, (ii) there has not occurred a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of its Subsidiaries; nor has the Company or any of its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or regulation, and (iii) none of the employees of the Company or any of its Subsidiaries has suffered an "employment loss" (as defined in the WARN Act) during the ninety (90) day period prior to the date of this Agreement.

          (c) As used in the Section 3.14, the representations made with respect to the Subsidiaries other than Minserco, Inc. and Boonville Mining Services, Inc. are made only to the Company's knowledge.

          Section 3.15  Compliance with Laws.  The Company and its Subsidiaries
                        --------------------
have complied in a timely manner and in all material respects with all laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions of all United States federal, state, local, foreign governments and agencies thereof which affect the business, properties or assets of the Company and its Subsidiaries, and no notice, charge, claim, action or assertion has been received by the Company or any of its Subsidiaries or has been filed, commenced or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries alleging any violation of any of the foregoing. All licenses, permits and approvals required under such laws, rules and regulations are in full force and effect except where the failure to be in full force and effect would not have a Company Material Adverse Effect.

          Section 3.16  Environmental Matters.  (a) Except as set forth in
                        ---------------------
Section 3.16(a) of the Company Disclosure Schedule, each of the Company and its Subsidiaries is in compliance with all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata, and natural resources (together "Environmental Laws" and including, without limitation, laws and regulations
-------------------
relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic or hazardous substances or wastes, petroleum and petroleum products, polychlorinated biphenyls (PCBs), or asbestos or asbestos-containing materials ("Materials of Environmental Concern")), or
                                   ----------------------------------
otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern except for such noncompliance that would not have a Company Material Adverse Effect. Such compliance includes, but is not limited to, the possession by the Company and each of its Subsidiaries of all permits and other governmental authorizations required under all applicable Environmental Laws, and compliance with the terms and conditions thereof. All material permits and other governmental authorizations currently held by the Company and each of its Subsidiaries pursuant to the Environmental Laws are identified in Section 3.16(a) of the Company Disclosure Schedule.

          (b) Except as set forth in Section 3.16(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is not in compliance with any Environmental Laws, and there are no circumstances that may prevent or interfere, to the knowledge of the Company, with such compliance in the future. The Company has provided to Parent all information that is in the possession of or reasonably available to the Company regarding environmental matters pertaining to or the environmental condition of the business of the Company and its Subsidiaries, or the compliance (or noncompliance) by the Company and its Subsidiaries with any Environmental Laws.

          (c) Except as set forth in Section 3.16(c) of the Company Disclosure Schedule, there is no claim, action, cause of action, investigation or notice (written or oral) (together, "Environmental Claim") by any person or entity
                              -------------------
alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, person injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by the Company or any of its Subsidiaries or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, that in either case is pending or threatened against the Company or any of its Subsidiaries, or against any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law.

          (d) Except as set forth in Section 3.16(d) of the Company Disclosure Schedule, there are no past or present actions, activities, conditions, events, incidents, or circumstances, to the knowledge of the

Company, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claim against the Company or any of its Subsidiaries or, to Company's knowledge, against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law, except, in either case, where the same would not have a Company Material Adverse Effect.

          (e) Without in any way limiting the generality of the foregoing, to the Company's knowledge: (i) all on-site and off-site locations where the Company or any of its Subsidiaries has (previously or currently) stored, disposed or arranged for the disposal of Materials of Environmental Concern are identified in Section 3.16(e) of the Company Disclosure Schedule, (ii) all underground storage tanks, and the capacity and contents of such tanks, located on any property owned, leased, operated or controlled by Seller are identified in Section 3.16(e) of the Company Disclosure Schedule, (iii) except as set forth in Section 3.16(e) of the Company Disclosure Schedule and except as to matters that would not have a Company Material Adverse Effect, there is no asbestos contained in or forming part of any building, building component, structure or office space owned, leased, operated or controlled by the Company or any of its Subsidiaries, and (iv) except as set forth in Section 3.16(e) of the Company Disclosure Schedule and except as to matters that would not have a Company Material Adverse Effect, no PCBs or PCB-containing items are used or stored at any property owned, leased, operated or controlled leased by the Company and its Subsidiaries.

          Section 3.17  Product Liability.  Except as described in Section 3.17
                        -----------------
of the Company Disclosure Schedule, there are not presently pending, or to the knowledge of the Company, threatened any civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings or demand letters relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship, including any failure to warn or alleged breach of express or implied warranty or representation, relating to any product manufactured, distributed or sold by or on behalf of the Company and its Subsidiaries.

          Section 3.18  Information in Disclosure Documents.  None of the
                        -----------------------------------
written information supplied or to be supplied by the Company for the purpose of inclusion or incorporation by reference in any syndication and other materials to be delivered to potential financing sources in connection with the Transactions or otherwise in connection with the Debt Financing (as hereinafter defined) (the "Disclosure Documents") will, at the date delivered, contain any
               --------------------
untrue statement of material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          Section 3.19  Information in Proxy Statement. The Proxy Statement, if
                        ------------------------------
any (or any amendment thereof or supplement thereto), will, at the date mailed to Company stockholders and at the time of the meeting of Company stockholders to be held in connection with the Merger, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied in writing by Parent or the Purchaser for inclusion in the Proxy Statement. The Proxy Statement will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

          Section 3.20  Potential Conflict of Interest.  Except as set forth in
                        ------------------------------
Section 3.20 of the Company Disclosure Schedule or in the Company SEC Documents filed prior to the date hereof, since December 31, 1996, there have been no transactions, agreements, arrangements or understandings between the Company or its Subsidiaries, on the one hand, and their respective affiliates, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act. Except as set forth in Section 3.20 of the Company Disclosure Schedule or in the SEC Reports filed prior to the date hereof, no officer of the Company or any of its Subsidiaries owns, directly or indirectly, any interest in (excepting not more than 1% stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any person which is a competitor, lessor, lessee, customer or supplier of the Company; and no officer or director of the Company or any of its Subsidiaries (i) owns, directly or indirectly, in whole or in part, any Intellectual Property which the Company or any of its Subsidiaries is using or the use of which is necessary for the business of the Company or its Subsidiaries; (ii) has any claim, charge, action or cause of action against the Company or any of its Subsidiaries, except for claims for accrued vacation pay, accrued benefits under the Plans and similar matters and agreements existing on the date hereof; (iii) has made, on behalf of the Company or any of its Subsidiaries, any payment or commitment to pay any commission, fee or other amount to, or to purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any other Person of which any officer or director of the Company or any of its Subsidiaries, or, to the Company's knowledge, a relative of any of the foregoing, is a partner or stockholder (except stock holdings solely for investment purposes in securities of publicly held and traded companies); or (iv) owes any money to the Company or any of its Subsidiaries.

          Section 3.21  Opinion of Financial Advisor.  The Company has received
                        ----------------------------
the opinion of Jefferies & Company, Inc., dated the date hereof, to the effect that, as of such date, the consideration to be received in the Offer and the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, a copy of which opinion has been delivered to Parent and the Purchaser.

          Section 3.22  Insurance.  The Company and each of its Subsidiaries
                        ---------
have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of the Company and its Subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

          Section 3.23  Suppliers and Customers.  Since December 31, 1996, no
                        -----------------------
material licensor, vendor, supplier, licensee or customer of the Company or any of its Subsidiaries has cancelled or otherwise modified its relationship with the Company or its Subsidiaries and, to the Company's knowledge, (i) no such person has any intention to do so, and (ii) the consummation of the transactions contemplated hereby will not adversely affect any of such relationships.

          Section 3.24  Accounts Receivable; Inventory.  Subject to any reserves
                        ------------------------------
set forth in the consolidated balance sheet of the Company included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 as filed with the SEC prior to the date of this Agreement (the "Company Balance
                                                             ---------------
Sheet"), the accounts receivable shown in the Company Balance Sheet arose in the
-----
ordinary course of business; were not, as of the date of the Company Balance Sheet, subject to any material discount, contingency, claim of offset or recoupment or counterclaim; and represented, as of the date of the Company Balance Sheet, bona fide claims against debtors for sales, leases, licenses and other charges. All accounts receivable of the Company and its Subsidiaries arising after the date of the Company Balance Sheet through the date of this Agreement arose in the ordinary course of business and, as of the date of this Agreement, are not subject to any material discount, contingency, claim of offset or recoupment or counterclaim, except for normal reserves consistent with past practice. The amount carried for doubtful accounts and allowances disclosed in the Company Balance Sheet is believed by the Company as of the date of this Agreement to be sufficient to provide for any losses which may be sustained or realization of the accounts receivable shown in the Company Balance Sheet. As of the date of the Company Balance Sheet, the inventories shown on the Company Balance Sheet consisted in all material respects of items of a quantity and quality usable or saleable in the ordinary course of business. All of such inventories were acquired in the ordinary course of business and, as of the date of this Agreement, have been replenished in all material respects in the ordinary course of business consistent with past practices. All such inventories are valued on the Company Balance Sheet in accordance with GAAP applied on a basis consistent with the Company's past practices, and provision has been made or reserves have been established on the Company Balance Sheet, in each case in an amount believed by the Company as of the date of this Agreement to be adequate, for all slow-moving, obsolete or unusable inventories.

          Section 3.25  Title and Condition of Properties. The Company and its
                        ---------------------------------
Subsidiaries own good and marketable title, free and clear of all Encumbrances, to all of the personal property and assets shown on the Company Balance Sheet or acquired after June 30, 1997, except for (A) assets which have been disposed of to nonaffiliated third parties since June 30, 1997 in the ordinary course of business, (B) Encumbrances reflected in the Balance Sheet, (C) Encumbrances or imperfections of title which are not, individually or in the aggregate, material in character, amount or extent and which do not materially detract from the value or materially interfere with the present or presently contemplated use of the assets subject thereto or affected thereby, and (D) Liens for current Taxes not yet due and payable. All of the machinery, equipment and other tangible personal property and assets owned or used by the Company or its Subsidiaries are in good condition and repair, except for ordinary wear and tear not caused by neglect, and are usable in the ordinary course of business, except for any matter otherwise covered by this sentence which does not have, individually or in the aggregate, a Company Material Adverse Effect.

          Section 3.26  Marion Acquisition.  To the Company's knowledge, The
                        ------------------
representations and warranties of the Marion Power Shovel Company, Marion Power Shovel Pty. Ltd., INTOOL International B.V., and Global-GIX Canada Inc. (collectively, the "Marion Sellers") and Global Industrial Technologies, Inc.
                    --------------
("Marion Parent") as set forth in that certain Asset Purchase Agreement, dated
---------------
as of July 21, 1997 by and among the Marion Sellers and Marion Parent and the Company, Bucyrus (Australia) Proprietary Ltd., Bucyrus (Africa) (Proprietary) Limited and Bucyrus Canada Limited (the "Marion Agreement") are true and correct
                                         ----------------
in all material respects. The purchase by the Company of certain assets of the Marion Sellers and Marion Parent pursuant to the Marion Agreement shall be referred to herein as the "Marion Acquisition."
                           ------------------

          Section 3.27  Full Disclosure.  The Company has not knowingly failed
                        ---------------
to disclose to Parent any facts
material to the Company's business, results of operations, assets, liabilities, financial condition or prospects. No representation or warranty by the Company in this Agreement and no statement by the Company in any document referred to herein (including the Schedules and Exhibits hereto), contains any untrue statements of a material fact or omits to state any material fact necessary, in order to make the statement made herein or therein, in light of the circumstances under which they were made, not misleading.


                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES
                          OF PARENT AND THE PURCHASER

          Parent and the Purchaser, jointly and severally, represent and warrant to the Company as follows:

          Section 4.1  Organization.  Parent is a limited liability company duly
                       ------------
organized, validly existing and in good standing under the laws of Delaware and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

          Section 4.2  Authorization; Validity of Agreement; Necessary Action.
                       ------------------------------------------------------
Each of Parent and the Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by Parent and the Purchaser of this Agreement and the consummation of the Merger and of the Transactions have been duly and validly authorized by the members of parent and by the Board of Directors the Purchaser and by Parent as the sole shareholder of the Purchaser and no other corporate action on the part of Parent or the Purchaser is necessary to authorize the execution and delivery by Parent and the Purchaser of this Agreement and the consummation of the Transactions. This Agreement has been duly executed and delivered by Parent and the Purchaser and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of each of Parent and the Purchaser enforceable against each of them in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          Section 4.3  Consents and Approvals; No Violations.  Except for
                       -------------------------------------
filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act and the HSR Act, none of the execution, delivery or performance of this Agreement by Parent or the Purchaser, the consummation by Parent or the Purchaser of the Transactions or compliance by Parent or the Purchaser with any of the provisions hereof will
(i) conflict with or result in any breach of any provision of the Certificate of Formation of Parent or the Certificate of Incorporation or By-Laws of the Purchaser, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent, or any of its Subsidiaries or the Purchaser is a party or by which any of them or any of their respective properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries or any of their properties or assets, except in the case of clause (ii), (iii) or (iv) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on the ability of Parent and Purchaser to consummate the Transactions.

          Section 4.4  Information in Proxy Statement. None of the information
                       ------------------------------
supplied by Parent or the Purchaser in writing specifically for inclusion or incorporation by reference in the Proxy Statement (or any amendment thereof or supplement thereto) will, at the date mailed to stockholders and at the time of the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          Section 4.5  Financing.  In order to finance the Transactions, Parent
                       ---------
and the Purchaser have obtained commitments for equity financing in an amount equal to $143,000,000 (the "Equity Commitments"), with no conditions attached
                            ------------------
to such commitments other than satisfac tion of the conditions to the obligations of Parent and the Purchaser set forth in this Agreement. The Company has obtained a "highly confident" letter from Salomon Brothers Inc. as initial purchaser of $150,000,000 in aggregate principal Senior Subordinated Notes Due 2007 of the Company (the "Notes") and a commitment letter from Bank
                                    -----
One, Milwaukee, National Association. (The letters referred to in the immediately preceding sentence are hereinafter referred to collectively, as the "Commitment Letters" and the financing described therein as the "Debt
 ------------------                                              ----
Financing"). The Equity Commitments and the Debt Financing are sufficient to consummate the Transactions.


                                   ARTICLE V

                    CONDUCT OF BUSINESS PENDING THE MERGER

          Section 5.1  Acquisition Proposals.  The Company will notify the
                       ---------------------
Purchaser immediately if any proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with the Company or its officers, directors, employees, investment bankers, attorneys, accountants or other agents, in each case in connection with any Takeover Proposal (as defined below) or the possibility or consideration of making a Takeover Proposal ("Takeover Proposal Interest") indicating, in
                              --------------------------
connection with such notice, the name of the Person indicating such Takeover Proposal Interest and the terms and conditions of any proposals or offers. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations, if any, with any parties conducted heretofore with respect to any Takeover Proposal Interest. The Company agrees that it shall keep Parent informed, on a current basis, of the status and terms of any Takeover Proposal Interest. As used in this Agreement, "Takeover
                                                                     --------
Proposal"
--------
shall mean any tender or exchange offer involving the Company, any proposal for a merger, consolidation or other business combination involving the Company, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, the Company (other than immaterial or insubstantial assets or inventory in the ordinary course of business or assets held for sale), any proposal or offer with respect to any recapitalization or restructuring with respect to the Company or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company other than the Marion Acquisition or pursuant to the transactions to be effected pursuant to this Agreement.

          Section 5.2  Interim Operations of the Company.  The Company covenants
                       ---------------------------------
and agrees that, except (i) as expressly contemplated by this Agreement, including without limitation Section 5.3(b), (ii) as set forth in Section 5.2 of the Company Disclosure Schedule, (iii) as set forth in the term sheet describing the terms of the bridge loan by and between the Company and PPM American Special Investments Fund, L.P., which term sheet is attached as Exhibit A to Section
5.2 of the Company Disclosure Schedule (but subject to Parent's prior written approval, which approval shall not be unreasonably withheld, of any definitive documentation with respect thereto), (iv) for the consummation of the Marion Acquisition pursuant to and in accordance with the terms of the Marion Agreement, or (v) as agreed in writing by Parent, after the date hereof, and prior to the time the designees of Parent have been elected to, and shall constitute a majority of, the Board of Directors of the Company pursuant to
Section 1.3 hereof (the "Appointment Date"):
                         ----------------

          (a) the business of the Company and its Subsidiaries shall be conducted only in the ordinary and usual course and, to the extent consistent therewith, each of the Company and its Subsidiaries shall use its best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors and business partners;

          (b) the Company will not, directly or indirectly, (i) except upon exercise of the Warrant or Options or other rights to purchase shares of Common Stock pursuant to the Option Plans outstanding on the date hereof, issue, sell, transfer or pledge or agree to sell, transfer or pledge any treasury stock of the Company or any capital stock of any of its Subsidiaries beneficially owned by it, (ii) amend its Articles of Incorporation or By-laws or similar organizational documents; or (iii) split, combine or reclassify the outstanding Shares or any outstanding capital stock of any of the Subsidiaries of the Company;

          (c) neither the Company nor any of its Subsidiaries shall: (i) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; (ii) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire (or stock appreciation rights with respect to), any shares of capital stock of any class of the Company or its Subsidiaries, other than Shares reserved for issuance on the date hereof pursuant to the exercise of Options or with respect to SARs outstanding on the date hereof; (iii) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any assets, other than in the ordinary and usual course of business and consistent with past practice, or incur or modify any indebtedness or other liability, other than in the ordinary and usual course of business and consistent with past practice; or (iv) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

          (d) make any change in the compensation payable or to become payable to any of its officers, directors, employees, agents or consultants (other than general increases in wages to employees who are not officers or directors or affiliates in the ordinary course consistent with past practice), or to Persons providing management services, enter into or amend any employment, severance, consulting, termination or other agreement or employee benefit plan or make any loans to any of its officers, directors, employees, affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise;

          (e) pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director, employee or affiliate or pay or agree to pay or make any accrual or arrangement for payment to any officers, directors, employees or affiliates of the Company of any amount relating to unused vacation days, except payments and accruals made in the ordinary course consistent with past practice or as required under the terms of the Plans; adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right or other stock-based incentive, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant, whether past or present except for payments and accruals made in the ordinary course of business and consistent with past practice or as required under the terms of the Plans; or amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing;

          (f) the Company shall not modify, amend or terminate any of the material Company Agreements or waive, release or assign any material rights on claims, except in the ordinary course of business and consistent with past practice or as required under the terms of the Plans;

          (g) neither the Company nor any of its Subsidiaries shall permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Parent except in the ordinary course of business and consistent with past practice;

          (h) neither the Company nor any of its Subsidiaries shall (i) incur or assume any long-term debt, or except in the ordinary course of business, incur or assume any short-term indebtedness in amounts not consistent with past practice; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business and consistent with past practice; (iii) make any loans, advances or capital contributions to, or investments in, any other person except in the ordinary course of business and consistent with past practice; or (iv) enter into any material commitment or transaction (including, but not limited to, any borrowing, capital expenditure or purchase, sale or lease of assets or real estate) except in the ordinary course of business and consistent with past practice;

          (i) neither the Company nor any of its Subsidiaries shall (i) change any of the accounting methods used by it unless required by GAAP or (ii) make any material Tax election or change any material Tax election already made, adopt any material Tax accounting method, change any material Tax accounting method unless required by applicable law, enter into any material closing agreement, settle any material Tax claim or assessment or consent to any material Tax claim or assessment or any waiver of the statute of limitations for any such claim or assessment; and

          (j) neither the Company nor any of its Subsidiaries shall pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, in the ordinary course of business and consistent with past practice, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company;

          (k) neither the Company nor any of its Subsidiaries shall adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger);

          (l) neither the Company nor any of its Subsidiaries shall take, or agree to commit to take, any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in Article VII or any of the conditions to the Offer set forth in Annex I not being satisfied, or would make many representation or warranty of the Company contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time, or that would materially impair the ability of the Company to consummate the Merger in accordance with the terms hereof or materially delay such consummation; and

          (m) the Company shall not enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

          Section 5.3  No Solicitation.  (a)  The Company will not, and will use
                       ---------------
its best efforts to ensure that its officers, directors, employees, investment bankers, attorneys, accountants and other agents do not, directly or indirectly:
(i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Takeover Proposal, (ii) enter into any agreement with respect to any Takeover Proposal, or (iii) in the event of an unsolicited written Takeover Proposal for the Company engage in negotiations or discussions with, or provide any information or data to, any Person (other than Parent, any of its affiliates or representatives and except for information which has been previously publicly disseminated by the Company) relating to any Takeover Proposal; provided
                                                                --------
however, that nothing contained in this Section 5.3 or any other provision
-------
hereof shall prohibit the Company or the Company's Board of Directors from (i) taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act or (ii) making such disclosure to the Company's stockholders as, the Board of Directors may determine in good faith is required under applicable law after receipt of a written opinion from outside legal counsel to the Company that such disclosure is required under applicable law and that the failure to make such disclosure would likely cause the Board of Directors to violate its fiduciary duties to the Company's stockholders under applicable law.

          (b) Notwithstanding the foregoing, prior to the acceptance of Shares pursuant to the Offer, the Company may furnish information concerning its business, properties or assets to any Person pursuant to terms substantially similar to those contained in the Confidentiality Agreement, dated July 1, 1997 entered into be-
tween American Industrial Partners and the Company (the "Confidentiality
                                                         ---------------
Agreement") and may negotiate and participate in discussions and negotiations
---------
with such Person concerning a Takeover Proposal if (x) such entity or group has on an unsolicited basis submitted a bona fide written proposal to the Company relating to any such transaction which the Board of Directors determines in good faith, after receiving advice from Jefferies & Co. or another nationally recognized investment banking firm, represents a superior transaction to the Offer and the Merger and (y) in the opinion of the Board of Directors of the Company, only after receipt of a written opinion from outside legal counsel to the Company to such effect, the failure to provide such information or access or to engage in such discussions or negotiations would likely cause the Board of Directors to violate its fiduciary duties to the Company's stockholders under, or otherwise violate or subject the Board of Directors to liability under applicable law (a Takeover Proposal which satisfies clauses (x) and (y) being referred to herein as a "Superior Proposal"). The Company shall promptly, and
                         -----------------
in any event within one business day following any determination by the Board of Directors that a Takeover Proposal is a Superior Proposal, notify Parent of such determination of the same and prior to providing any such party with any material non-public information. The Company shall promptly provide to Parent any material non-public information regarding the Company provided to any other party which was not previously provided to Parent. At any time after two business days following notification to Parent of the Company's intent to do so (which notification shall include the identity of the bidder and the material terms and conditions of the proposal) and if the Company has otherwise complied with the terms of this Section 5.3(b), the Board of Directors may terminate this Agreement pursuant to clause (ii) of Section 8.1(f) and enter into an agreement with respect to a Superior Proposal, provided that the Company shall,
                                     --------
concurrently with entering into such agreement, pay or cause to be paid to Parent the Termination Fee (as defined in Section 8.2(b) hereof), plus any amount payable at the time for reimbursement of expenses pursuant to Section 8.2(b) hereof.

          (c) Except as set forth in Sections 5.3(b) and 6.1, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to

Parent or the Purchaser, the approval or recommendation by such Board of Directors or any such committee of the Offer, this Agreement or the Merger, (ii) approve or recommend or propose to approve or recommend, any Takeover Proposal or (iii) enter into any agreement with respect to any Takeover Proposal.


                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

          Section 6.1  Proxy Statement.  As promptly as practicable after the
                       ---------------
consummation of the Offer and if required by the Exchange Act, the Company shall prepare and file with the SEC, and shall use all reasonable efforts to have cleared by the SEC, and promptly thereafter shall mail to stockholders, the Proxy Statement. The Proxy Statement shall contain the recommendation of the Board of Directors in favor of the Merger, unless the Board of Directors determines in good faith, after receipt of a written opinion from outside legal counsel to the Company to such effect, that inclusion of such recommendation in the Proxy Statement would likely cause the Board of Directors to violate its fiduciary duties to the Company's stockholders under, or otherwise violate or subject the Board of Directors to liability under applicable law.

          Section 6.2  Meeting of Stockholders of the Company.  At the Special
                       --------------------------------------
Meeting, if any, the Company shall use its best efforts to solicit from stockholders of the Company proxies in favor of the Merger and shall take all other action necessary or, in the reasonable opinion of the Purchaser, advisable to secure any vote or consent of stockholders required by Delaware Law to effect the Merger. The Purchaser agrees that it shall vote, or cause to be voted, in favor of the Merger all Shares directly or indirectly beneficially owned by it.

          Section 6.3  Additional Agreements.  Subject to the terms and
                       ---------------------
conditions as herein provided, the Company, Parent and Purchaser will each comply in all material respects with all applicable laws and with all applicable rules and regulations of any governmental authority to achieve the satisfaction of the Minimum Condition and all conditions set forth in Annex I attached hereto and Arti-cle VII hereof, and to consummate and make effective the Merger and the other transactions contemplated hereby. Each of the parties hereto agrees to use all reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to use all reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Company, Parent and the Purchaser shall use all reasonable efforts to take, or cause to be taken, all such necessary actions.

          Section 6.4  Notification of Certain Matters.  The Company shall give
                       -------------------------------
prompt notice to the Purchaser and the Purchaser shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence of any event whose occurrence, or non-occurrence would be likely to cause either (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (B) any condition set forth in Annex I to be unsatisfied in any material respect at any time from the date hereof to the date the Purchaser purchases Shares pursuant to the Offer and (ii) any material failure of the Company, the Purchaser, or Parent, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any
                                   --------  -------
notice pursuant to this Section 6.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          Section 6.5  Access; Confidentiality.  (a)  From the date hereof to
                       -----------------------
the Effective Time, upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of Parent, access, during normal business hours during the period prior to the Appointment Date, to all its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Parent (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. Access shall include the right to conduct such environmental studies and tests as Parent, in its reasonable discretion, shall deem appropriate. After the Appointment Date, the Company shall provide Parent and such persons as Parent shall designate with all such information, at such time as Parent shall request. Unless otherwise required by law and until the Appointment Date, Parent and Purchaser will hold any such information which is non-public in confidence in accordance with, and will otherwise abide by, the provisions of the Confidentiality Agreement. No investigation pursuant to this Section 6.5(a) shall affect any representation or warranty made by the Company hereunder.

          (b) Prior to the Closing, the Company and its accountants, counsel, agents and other representatives shall cooperate with the Purchaser by providing information about the Company which is necessary for the Purchaser and its accountants, agents, counsel and other representatives to prepare the Disclosure Documents and such other documents and other reasonable requests with respect to such documents. Notwithstanding the penultimate sentence of Section 6.5(a), the Purchaser may disclose, or cause its representatives to disclose, and at the request of the Purchaser, the Company shall and shall cause its Subsidiaries to, disclose information concerning the Company and its Subsidiaries, and their respective businesses, assets and properties, and the transactions contemplated by this Agreement in the Disclosure Documents and to prospective financing sources in connection with the Transactions.

          Section 6.6  Consents and Approvals. (a) Each of the Company, Parent
                       ----------------------
and the Purchaser will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the Transactions (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement and the Transactions. Each of the Company, Parent and the Purchaser will, and will cause its Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, the Purchaser, the Company or any of their Subsidiaries in connection with the Transactions or the taking of any action contemplated thereby or by this Agreement.

          (b) The Company and Parent shall take all reasonable actions necessary to file as soon as practicable notifications under the HSR Act and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters.

          Section 6.7  Company's Brokers or Finders.  The Company represents, as
                       ----------------------------
to itself and its Subsidiaries and affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee from the Company or any of its Subsidiaries in connection with any of the transactions contemplated by this Agreement except for Jefferies & Company, Inc., whose fees are set forth in the engagement letter attached as Section 6.7 of the Company Disclosure Schedule.

          Section 6.8  Purchaser's Brokers or Finders.  Each of the Purchaser
                       ------------------------------
and Parent represents, as to itself and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee from either Purchaser or Parent in connection with any of the transactions contemplated by this Agreement.

          Section 6.9  Publicity.  The initial press release with respect to
                       ---------
the execution of this Agreement shall be a joint press release acceptable to Parent and the Company. Thereafter, so long as this Agreement is in effect, neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other Transactions without the prior consultation of the other party, except as such party believes, after receiving the advice of outside counsel and after informing all other parties thereto, may be required by law or by any listing agreement with a national securities exchange or trading market. Information included in Disclosure Documents shall not be deemed to constitute public disclosure for purposes of this Agreement.

          Section 6.10  Directors' and Officers' Insurance and Indemnification.
                        ------------------------------------------------------
(a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, addition, suit, proceeding or investigation by or in the right of the Company or any of its Subsidiaries, in which any of the present or former officers or directors (the "Indemnified Parties") of the Company or
                                      -------------------
any of its Subsidiaries is, or is threatened to be, made a party by reason of the fact that he or she is or was, prior to the Effective Time, a director or officer of the Company or any of its subsidiaries or is or was, prior to the Effective Time, serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of the Company or any of its Subsidiaries, whether such claim arises before or after the Effective Time, the Company shall indemnify and hold harmless, and after the Effective Time the Surviving Corporation, jointly and severally, shall indemnify and hold harmless, as and to the full extent permitted by applicable law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement in connection with any such claim, action, suit proceeding or investigation. In the event of any such claim, action, suit proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them (which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation), and the Company, or the Surviving Corporation after the Effective Time, shall pay all reasonable fees and expenses of such counsel for the Indemnified
Parties promptly as statements therefor are received and (ii) the Company and the Surviving Corporation will use their respective reasonable efforts to assist in the vigorous defense of any such matter; provided, that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided further that the Surviving Corporation shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict of interest on any significant issue between the positions of any two or more Indemnified Parties, or any similar impediment to the joint representation of multiple Indemnified Parties by a single law firm.

          (b)  Until the Effective Time the Company shall keep in effect Section
7.7 of its By-Laws, and thereafter for a period of six years the Surviving Corporation shall keep in effect in its By-Laws a provision which provides or indemnification of the Indemnified Parties to the extent permitted by Delaware Law.

          (c) Parent or the Surviving Corporation shall maintain the Company's existing officers' and directors' liability insurance ("D&O Insurance") for a
                                                        -------------
period of not less than six years after the Effective Time; provided, that the
                                                            --------
Parent may substitute therefor policies of substantially equivalent coverage and amounts containing terms no less favorable to such former directors or officers; provided, further, if the existing D&O Insurance expires, is
          --------  -------
terminated or cancelled during such period, Parent or the Surviving Corporation will use all reason able efforts to obtain substantially similar D&O Insurance; provided, further, however, that in no event shall Parent be required to pay aggregate premiums for insurance under this Section 6.10(c) in excess of 150%
of the
average of the aggregate premiums paid by the Company in 1995, 1996 and 1997 (through the date hereof) on an annualized basis for such purpose (the "Average
                                                                        -------
Premium"), which true and correct amounts are set forth in Section 6.10(c) of
-------
the Company Disclosure Schedule; and provided, further, that if the Parent or the Surviving Corporation is unable to obtain the amount of insurance required by this Section 6.10(c) for such aggregate premium, Parent or the Surviving Corporation shall obtain as much insurance as can be obtained for an annual premium not in excess of 150% of the Average Premium.

          Section 6.11  Purchaser Compliance.  Parent shall cause the Purchaser
                        --------------------
to comply with all of its obligations under or related to this Agreement.

          Section 6.12  Reasonable Best Efforts.  (a) Prior to the Closing, upon
                        -----------------------
the terms and subject to the conditions of this Agreement, the Purchaser and the Company, agree to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable laws to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable including, but not limited to (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the transactions contemplated by this Agreement and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity, (ii) the preparation of any Disclosure Documents requested by the Purchaser and (iii) the satisfaction of the other parties' conditions to Closing. In addition, no party hereto shall take any action after the date hereof that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to Closing.

          (b) Prior to the Closing, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Authority or any other information supplied by such party to a Governmental Entity in connection with this Agree-ment and the transactions contemplated by this Agreement. Each party hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If any party hereto or affiliate thereof receives a request for additional information or documentary material from any such Government Entity with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. To the extent that transfers of permits or Environmental Permits are required as a result of execution of this Agreement or consummation of the transactions contemplated hereby, the Company shall use its best efforts to effect such transfers.

          (c) Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require the Purchaser to defend against any litigation brought by any Governmental Entity seeking to prevent the consummation of the transactions contemplated hereby.

          (d) The Company agrees to use its reasonable best efforts to assist the Purchaser in connection with obtaining any financing in connection with the consummation of the Transactions, including the Debt Financing. Without limiting the generality of the foregoing, the Company shall (i) promptly prepare all reasonably requested financial statements required to be included in the Disclosure Documents and (ii) take all action reasonably requested by Parent that is necessary or appropriate to effect the satisfaction and discharge of the indenture, dated December 14, 1994 (the "Secured Notes Indenture"), between
                                         -----------------------
Bucyrus-Erie Company (predecessor to the Company) and Harris Trust and Savings Bank, as Trustee (the "Secured Notes Indenture Trustee"), relating to the
                       -------------------------------
Company's 10.5% Secured Notes due December 14, 1999 (the "Secured Notes")
                                                          -------------
pursuant to Sections 401(1)(B)(iii), 401(2) and 401(3) of the Secured Notes Indenture and to cause the filing of UCC-3 termination statements covering the collateral securing the Secured Notes, in each case, effective upon the purchase of any Shares pursuant to the Offer.

          Section 6.13  Rights Plan.  In the event that at anytime following the
                        -----------
date hereof, the Company adopts
a stockholder rights plan, the Company shall provide an exception with respect to definitions of "acquiring person" and/or "triggering event" and terms of similar import contained within such plan with respect to any shares of Common Stock that may be acquired pursuant to the exercise of the JNL Option, and the subsequent disposition of any such shares to a third party (a "Subsequent
                                                               ----------
Disposition"), such that any rights that may be issued under such plan are not
-----------
modified or changed as a result of any such acquisition or disposition of shares of Common Stock.


                                  ARTICLE VII

                                  CONDITIONS

          Section 7.1  Conditions to Each Party's Obligation to Effect the
                       ---------------------------------------------------
Merger.  The respective obligation of each party to effect the Merger shall be
------
subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Company, Parent or the Purchaser, as the case may be, to the extent permitted by applicable law:

          (a)  Stockholder Approval.  The Merger and this Agreement shall have
               --------------------
been approved and adopted by the requisite vote of the holders of the Shares, if required by Delaware Law;

          (b)  Statutes; Court Orders.  No statute, rule or regulation shall
               ----------------------
have been enacted or promulgated by any governmental authority which prohibits the consummation of the Merger; and there shall be no order or in junction of a court of competent jurisdiction in effect precluding consummation of the Merger; and

          (c)  Purchase of Shares in Offer.  The Purchaser shall have made, or
               ---------------------------
caused to be made, the Offer and shall have purchased, or caused to be purchased, the Shares pursuant to the Offer; provided, that this condition
                                             --------
shall be deemed to have been satisfied with respect to the obligation of Parent and the Purchaser to effect the Merger if the Purchaser fails to accept for payment or pay for Shares pursuant to the Offer in violation of the terms of the Offer or of this Agreement; and

          (d)  HSR Approval.  The applicable waiting period under the HSR Act
               ------------
shall have expired or been terminated.


                                 ARTICLE VIII

                                  TERMINATION

          Section 8.1  Termination.  This Agreement may be terminated and the
                       -----------
transactions contemplated herein may be abandoned at any time before the Effective Time, whether before or after stockholder approval:

          (a) By mutual written consent of the Parent and the Board of Directors of the Company; or

          (b) By Parent if the Offer shall have expired or been terminated without any Shares being purchased thereunder by the Purchaser as a result of the occurrence of any of the events set forth in Annex I; or

          (c) By either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or

          (d) By Parent if, without any material breach by Parent or the Purchaser of its obligations under this Agreement, the purchase of Shares pursuant to the Offer shall not have occurred on or before February 20, 1998; or

          (e) By the Company if, without any material breach by the Company of its obligations under this Agreement, the purchase of Shares pursuant to the Offer shall not have occurred on or before February 20, 1998; or

          (f) By the Company (i) if there shall be a material breach of any of Parent or the Purchaser's representations, warranties or covenants hereunder, which breach cannot be or has not been cured within thirty days of the receipt of written notice thereof or (ii) to allow the Company to enter into an agreement in accordance with Section 5.3(b) with respect to a Superior Proposal; provided that it has complied with all provisions thereof, including
          --------
the notice provision therein, and that it makes simultaneous payment of the Termination Fee, plus any amounts then due as a reimbursement of expenses; or

          (g) By Parent, if prior to the purchase of Shares pursuant to the Offer, the Company shall have breached in any material respect (without reference to any materiality qualification contained therein) any representation, warranty or covenant or other agreement contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in paragraph (e) or (f) of Annex I hereto and (ii) cannot be or has not been cured within thirty days of the receipt of written notice thereof; or

          (h) By Parent, at any time prior to the purchase of the Shares pursuant to the Offer, if (i) the Board of Directors of the Company shall withdraw, modify, or change its recommendation or approval in respect of this Agreement or the Offer in a manner adverse to the Purchaser, (ii) the Board of Directors of the Company shall have recommended any proposal other than by Parent or the Purchaser in respect of a Takeover Proposal, (iii) the Company shall have exercised a right with respect to Takeover Proposal referenced in
Section 5.3(b) and shall, directly or through its representatives, continue discussions with any third party concerning a Takeover Proposal for more than ten business days after the date of receipt of such Takeover Proposal, (iv) a Takeover Proposal that is publicly disclosed shall have been commenced, publicly proposed or communicated to the Company which contains a proposal as to price (without regard to whether such proposal specifies a specific price or a range of potential prices) and the Company shall not have rejected such proposal within ten business days of its receipt or, if sooner, the date its existence first becomes publicly disclosed, or (v) any Person or group (as defined in
Section 13(d)(3) of the Exchange Act) other than Parent or the Purchaser or any of their respective subsidiaries or affiliates shall have become the beneficial owner of more than 15% of the outstanding Shares (either on a primary or a fully diluted basis); provided, however, that this provision shall not
                           --------  -------
apply to any Person that owns more
than 15% of the outstanding Shares on the date hereof; provided, further, that
                                                       --------  -------
such Person does not further increase its beneficial Ownership beyond the number of Shares such Person beneficially owns on the date hereof.

          Section 8.2  Effect of Termination.
                       ---------------------

          (a)  In the event of termination of this Agreement as provided in
Section 8.1 hereof, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forth with become null and void and there shall be no liability on the part of Parent, the Purchaser or the Company, except (i) as set forth in Sections 6.5(a) and 9.3 hereof and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement; provided, however, the obligation of the Company under Section 6.13
           --------  -------
shall survive the termination of this Agreement but only until immediately after the occurrence of one (1) Subsequent Disposition.

          (b)  If (i) Parent shall have terminated this Agreement pursuant to
Section 8.1(h), (ii) Parent shall have terminated this Agreement pursuant to
Section 8.1(g) and following the date hereof but prior to such termination there shall have been a Takeover Proposal Interest or (iii) the Company shall have terminated this Agreement pursuant to Section 8.1(f)(ii), then in any such case the Company shall pay simultaneously with such termination if pursuant to
Section 8.1(f)(ii) and promptly, but in no event later than two business days after the date of such termination or event if pursuant to Section 8.1(h) or 8.1(g), to Parent a termination fee (the "Termination Fee") of $7,000,000 plus
                                          ---------------
an amount, not in excess of $1,500,000, equal to the Purchaser's actual and reasonably documented out-of-pocket expenses incurred by Parent and the Purchaser in connection with the Offer, the Merger, this Agreement and the consummation of the transactions contemplated hereby, which amount shall be pay able by wire transfer to such account as Parent may designate in writing to the Company. Upon payment of the Termination Fee the Company shall have no further obligation to Parent or the Purchaser, under this Agreement or otherwise, by reason of the termination of this Agreement or, if this Agreement is terminated by Parent pursuant to Section 8.1, by reason of any breach of this Agreement or any representation, warranty or covenant herein by the Company.


                                  ARTICLE IX

                                 MISCELLANEOUS

          Section 9.1  Amendment and Modification.  Subject to applicable law,
                       --------------------------
this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto, by action taken by their respective Boards of Directors or equivalent governing bodies, at any time prior to the Effective Time with respect to any of the terms contained herein; provided however, that after the approval of this Agreement by the
        -------- -------
shareholders of the Company, no such amendment, modification or supplement shall reduce the amount or change the form of the Merger Consideration.

          Section 9.2  Non-survival of Representations and Warranties.  None of
                       ----------------------------------------------
the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

          Section 9.3  Expenses.  Except as expressly set forth in Section
                       --------
8.2(b), all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

          Section 9.4  Notices.  All notices and other communications hereunder
                       -------
shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent or the Purchaser, to:

               c/o American Industrial Partners
               One Maritime Plaza
               Suite 2525
               San Francisco, California 94111
               Attention:  Lawrence W. Ward, Jr.
               Telephone No.:  (415) 788-7354
               Telecopy No.:   (415) 788-5302

               with a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               919 Third Avenue
               New York, New York 10022
               Attention: Peter A. Atkins, Esq.
               Telephone No.: (212) 735-3700
               Telecopy No.:  (212) 735-2000

                                      and

          (b)  if to the Company, to:

               Bucyrus International Inc.
               1100 Milwaukee Avenue
               P.O. Box 500
               South Milwaukee, Wisconsin 53172
               Attention:  W.R. Hildebrand
               Telephone No.: (414) 768-4000
               Telecopy No.:  (414) 768-5060

               with a copy to:

               Whyte Hirschboeck Dudek S.C.
               111 E. Wisconsin Avenue
               Suite 2100
               Milwaukee, Wisconsin 53202
               Attention:  Daryl L. Diesing
               Telephone No.:  (414) 273-2100
               Telecopy No.:   (414) 223-5000

          Section 9.5  Interpretation.  When a reference is made in this
                       --------------
Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

As used in this Agreement, the term "affiliates" shall have the meaning set forth in Rule 12b-2 of the Exchange Act. As used in this Agreement, the term "Person" shall mean a natural person, partnership, corporation, limited
-------
liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

          Section 9.6  Counterparts.  This Agreement may be executed in two or
                       ------------
more counterparts, each of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

          Section 9.7  Entire Agreement; No Third Party Beneficiaries.  This
                       ----------------------------------------------
Agreement and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (including the letter of intent, dated July 30, 1997, between American Industrial Partners Capital Fund II, L.P.), and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          Section 9.8  Severability.  Any term or provision of this Agreement
                       ------------
that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court asking such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

          Section 9.9  Governing Law.  This Agreement shall be governed by and
                       -------------
construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

          Section 9.10  Assignment.  Neither this Agreement nor any of the
                        ----------
rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written content of the other parties, except that the Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          IN WITNESS WHEREOF, Parent, the Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                              AMERICAN INDUSTRIAL PARTNERS
                              ACQUISITION COMPANY,
                              LLC



                              By__________________________
                                Name:
                                Title:


                              BUCYRUS ACQUISITION CORP.



                              By______________________________
                                Name:
                                Title:


                              BUCYRUS INTERNATIONAL, INC.



                              By______________________________
                                Name:
                                Title:

                                                                         ANNEX I


          Certain Conditions of the Offer.  Notwithstanding any other
          -------------------------------
provisions of the Offer, and in addition to (and not in limitation of) the Purchaser's rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Merger Agreement), the Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to the Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and may terminate or amend the Offer as to any Shares not then paid for, if (i) Parent shall have failed to receive, and have immediately available to it, the Debt Financing in the full amounts and on the terms and in accordance with the conditions set forth in the Commitment Letters (the "Financing Condition"), (ii) any applicable waiting period under
              -------------------
the HSR Act has not expired or terminated, (iii) the Minimum Condition has not been satisfied, or (iv) at any time on or after the date of this Agreement and before the time of acceptance for payment for any such Shares, any of the following events shall have occurred:

          (a) there shall be threatened or pending any suit, action or proceeding by any Governmental Entity against the Purchaser, Parent, the Company or any Subsidiary of the Company (i) seeking to prohibit or impose any material limitations on Parent's or the Purchaser's ownership or operation (or that of any of their respective Subsidiaries or affiliates) of all or a material portion of their or the Company's businesses or assets, or to compel Parent or the Purchaser or their respective Subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent and their respective Subsidiaries, in each case taken as a whole, (ii) challenging the acquisition by Parent or the Purchaser of any Shares under the Offer, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by the Merger Agreement, or seeking to obtain from the

Company, Parent or the Purchaser any damages that are material in relation to the Company and its Subsidiaries taken as a whole, (iii) seeking to impose material limitations on the ability of the Purchaser, or render the Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer and the Merger, (iv) seeking to impose material limitations on the ability of Purchaser or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's shareholders, or (v) which otherwise is reasonably likely to have a Company Material Adverse Effect;

          (b) there shall be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated, or deemed applicable, pursuant to an authoritative interpretation by or on behalf of a Government Entity, to the Offer or the Merger, or any other action shall be taken by any Governmental Entity, other than the application to the Offer or the Merger of applicable waiting periods under HSR Act, that is reason ably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

          (c) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market for a period in excess of 24 hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions),
(ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iii) a commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (iv) any limitation (whether or not mandatory) by any United States governmental authority on the extension of credit generally by banks or other financial institutions, or (v) a change in general financial, bank or capital market conditions which materially and adversely affects the ability of financial institutions in the United States to extend credit or syndicate loans or (vi) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

          (d) since December 31, 1996, there shall have occurred any change (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any change) that constitutes a Company Material Adverse Effect;

          (e) (i) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or the Purchaser its approval or recommendation of the Offer, the Merger or this Agreement, or approved or recommended any Takeover Proposal or (ii) the Company shall have entered into any agreement with respect to any Superior Proposal in accordance with Section 5.3(b) of this Agreement;

          (f) the representations and warranties of the Company set forth in this Agreement shall not be true and correct, in any material respect (without reference to any material qualification contained therein) in each case (i) as of the date referred to in any representation or warranty which addresses matters as of a particular date, or (ii) as to all other representations and warranties, as of the date of this Agreement and as of the scheduled expiration of the Offer (provided that for purposes of this paragraph (f), other than the representation and warranty of the Company set forth in Section 3.26 of this Agreement, the representations and warranties of the Company set forth in this Agreement shall not be deemed to have been made with respect to the Business of the Marion Sellers (as the term "Business" is defined in the Marion Agreement) or any of the assets acquired or liabilities assumed thereunder;

          (g) the Company shall have failed to perform any obligation or to comply with any agreement or covenant to be performed or complied with by it under this Agreement;

          (h) the Purchaser shall have failed to receive a certificate executed by the President or a Vice President of the Company, dated as of the scheduled expiration of the Offer, to the effect that the conditions set forth in paragraphs (f) and (g) of this Annex I have not occurred;

          (i) all consents, permits and approvals of Governmental Authorities and other Persons listed in Section 3.4 of the Company Disclosure Schedule and identified with an asterisk shall not have been obtained with no material adverse conditions attached and no material expense imposed on the Company or any of its Subsidiaries;

          (j) the transactions contemplated under the Marion Agreement shall not have been consummated pursuant to and substantially in accordance with the terms set forth in the Marion Agreement;

          (k) there shall have occurred any change (or any development that, insofar as reasonably can be foreseen, is or could reasonably be expected to result in any change) that is materially adverse to the business, operations, properties (including intangible properties), condition (financial or otherwise), results of operations, assets, liabilities or prospects of the Business of the Marion Sellers (as the term "Business" is defined in the Marion Agreement);

          (l) the Secured Notes Indenture shall not have been fully satisfied and discharged pursuant to the terms thereof, and all collateral securing the Secured Notes shall not have been released (unless the Secured Notes Indenture Trustee has delivered to the Company a written agreement providing for the release of such collateral), subject only to the receipt by the Secured Notes Indenture Trustee of funds (pursuant to the Debt Financing) sufficient to effect the redemption of the Secured Notes;

          (m) JNL shall not have waived the right to at least 30 days prior notice of redemption provided by Section 1105 of the Secured Notes Indenture, pursuant to Section 106 of the Secured Notes Indenture (unless JNL shall have entered into a binding agreement with the Company to sell all of the Secured Notes held by JNL to the Company, at no more than par, at a time designated by the Company and acceptable to the Purchaser);

          (n) any Person or group (as defined in Section 13(d)(3) of the Exchange Act) other than Parent or the Purchaser or any of their respective subsidiaries or affiliates shall have become the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of more than 15% of the outstanding Shares (either on a primary or a fully diluted basis); provided, however, that this provision shall not apply to any Person that beneficially owns more than 15% of the outstanding Shares on the date hereof; provided, further, that such Person does not further increase its beneficial ownership beyond the number of Shares such Person beneficially owns on the date hereof; or

          (o) this Agreement shall have been terminated in accordance with its terms.


          The foregoing conditions are for the sole benefit of Parent and the Purchaser, may be asserted by Parent or the Purchaser regardless of the circumstances giving rise to such condition (including any action or inaction by Parent or the Purchaser) and may be waived by Parent or the Purchaser in whole or in part at any time and from time to time in the sole discretion of Parent or the Purchaser, subject in each case to the terms of this Agreement. The failure by Parent or the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.